Exhibit 10.1

SOUTH VALLEY BANCORP

RESTATED EMPLOYEE STOCK OWNERSHIP AND RETIREMENT PLAN

2009

SOUTH VALLEY BANCORP

RESTATED EMPLOYEE STOCK OWNERSHIP AND RETIREMENT PLAN

INDEX

Section 1

NATURE OF PLAN

1.1	Purpose of Plan
1.2	Design of Plan
1.3	Treatment of Related Employers

Section 2

DEFINITIONS
2.1	Act
2.2	Account
2.3	Administrator
2.4	Affiliate
2.5	Anniversary Date
2.6-1	Annual Compensation
2.6-2	Base Compensation
2.7	Beneficiary
2.8	Benefit Commencement Date
2.9	Break in Service
2.10	The Code
2.11	Company
2.12	Company Stock
2.13	Disability
2.14	Early Retirement Date
2.15	RESERVED
2.16	Elective Deferrals
2.17	Eligible Employee
2.18	Employee
2.19	Employer
2.20	Employment Commencement Date
2.21	Entry Date
2.22	ERISA
2.23	Forfeiture
2.24	Highly Compensated Employee
2.25	Hour of Service
2.26	Non-Highly Compensated Employee
2.27	Normal Retirement Date

i

2.28	Plan Benefit
2.29	Plan Year
2.30	Regular Employer Discretionary Contribution
2.31	Related Employer(s)
2.32	Retirement
2.33	Separation From Service
2.34	Trust
2.35	Trust Agreement
2.36	Trustee
2.37	Years of Service
2.38	Limitation Year
2.39	Qualified Nonelective Contributions

Section 3

ELIGIBILITY AND PARTICIPATION
3.1	Eligibility Requirements
3.2	Excluded Employees
3.3	Participation
3.4	Reemployment
3.5	Change in Employment Classification
3.6	Leaves of Absence
3.7	Suspended Participation
3.8	Termination of Participation

Section 4

REGULAR EMPLOYER CONTRIBUTIONS
4.1	Employer Basic Contributions
4.2	Employer Regular Discretionary Contributions
4.3	Employer Incentive Growth Bonus Contributions
4.4	Exempt Loan Payments
4.5	Limitation on Employer Contributions
4.6	Form of Contributions
4.7	Conditional Employer Contributions
4.8	Time of Payment
4.9	Related Employers
4.10	Single Plan for Employees of Related Employers
4.11	Suspension of Employer Contributions for 1042 Participants

Section 5

EMPLOYEE ELECTIVE DEFERRALS
5.1	Employee Elective Deferrals
5.2	Annual Dollar Limit on Elective Deferrals
5.3	ADP Test for Elective Deferrals
5.4	Additional Limitations on Employee Elective Deferrals
5.5	Hardship Withdrawals
5.6	Rollover Accounts
5.7	Time of Payment
5.8	Safe Harbor CODA Provisions

Section 6

ALLOCATION OF CONTRIBUTIONS AND FORFEITURES

6.1	Employee Elective Deferrals
6.2	Employer Basic Contributions
6.3	Employer Regular Discretionary Contributions and Forfeitures
6.4	Employer Incentive Growth Bonus Contributions
6.5	Suspense Account
6.6	Overall Limitation on Allocations
6.7	Restriction on Allocating Company Stock to Selling Shareholders
6.8	IRC §409(p) Nonallocation
6.9	Special Contribution Provisions for Required “Add-Back” Participants

Section 7

PARTICIPANTS’ ACCOUNTS
7.1	Participants’ Accounts
7.2	Valuation of Assets
7.3	Nonreversion
7.4	Adjustment of Accounts
7.5	Valuation of Accounts
7.6	Transferred Accounts
7.7	Undistributed Accounts
7.8	Participant-Directed Diversification Accounts

Section 8

VESTING
8.1	Immediate Vesting
8.2	Employer Regular Discretionary Contribution Accounts
8.3	Vesting Years of Service
8.4	Retirement, Death and Disability
8.5	Vesting Upon Reemployment
8.6	Forfeitures
8.7	Forfeitures - Multiple Employers
8.8	Amendment of Vesting Schedule
8.9	Participant Voluntary Contribution Accounts
8.10	Transferred or Rollover Accounts
8.11	Forfeiture Due to Inability to Locate

Section 9

BENEFITS
9.1	Retirement
9.2	Death
9.3	Disability
9.4	Termination of Employment
9.5-1	Minimum Required Distributions
9.5-2	Death of Participant Before Distributions Begin
9.5-3	Forms of Distribution
9.5-4	Required Minimum Distributions During Participant’s Lifetime
9.5-5	Required Minimum Distributions After Participant’s Death
9.5-6	Definitions
9.6	Income Tax Withholding and Reporting
9.7	Spendthrift Clause

Section 10

FORM AND TIME OF PAYMENT
10.1	Benefit Elections
10.2	Benefit Options
10.3	Time of Payment
10.4	Latest Benefit Commencement Date
10.5	Time of Payment of Death Benefits

Section 11

RIGHTS AND OPTIONS ON DISTRIBUTED SHARES OF COMPANY STOCK
11.1	“Put” Option
11.2	Continuation of Put Option
11.3	Other Restrictions

Section 12

INVESTMENT OF TRUST ASSETS
12.1	Investment Policy
12.2	Investment of Cash Contributions
12.3	Investment of Diversified ESOP Investments
12.4	Other Authorized Investments
12.5	Purchases and Sales of Company Stock
12.6	Limitation of Liability
12.7	Prohibited Transactions
12.8	Diversification of Investments
12.9	Dividends

Section 13

VOTING COMPANY STOCK
13.1	Allocated Shares
13.2	Non-Allocated Shares
13.3	Procedures

Section 14

ADMINISTRATION
14.1	Named Fiduciaries for Administration of Plan and for Investment and Control of Plan Assets
14.2	Investment of Plan Assets
14.3	Funding Policy
14.4	General

v

Section 15

ROLLOVERS AND PLAN TRANSFERS
15.1	Rollovers
15.2	Direct Rollovers to This Plan
15.3	Direct Rollovers and Transfers From Qualified Plans
15.4	Accounting for Transferred Funds
15.5	Mergers, Consolidations and Transfers of Plan Assets
15.6	Rollovers From Tax-Sheltered Annuities Prohibited
15.7	Transfers to Other Plans
15.8	Transfers from Money Purchase Pension Plans

Section 16

AMENDMENT AND TERMINATION
16.1	Amendment
16.2	Restrictions on Amendment
16.3	Effective Date of Amendments
16.4	Termination and Discontinuance of Contributions
16.5	Distribution of Plan and Trust
16.6	Liquidation of Plan and Trust
16.7	Dissolution of Employer
16.8	Withdrawal by Participating Employer
16.9	Amendments to Trust

Section 17

ALLOCATION LIMITATIONS
17.1	General Limitations
17.2	Limitation Year
17.3	Return to Employer

Section 18

STAND-BY TOP-HEAVY PROVISIONS
18.1	General
18.2	Top-Heavy Year
18.3	Definitions
18.4	Top-Heavy Minimum Contributions
18.5	Vesting
18.6	Annual Additions Limitations

Section 19

USERRA
19.1	General
19.2	USERRA Deferrals and Contributions
19.3	Definitions

Section 20

MISCELLANEOUS
20.1	Participation by Affiliated Company
20.2	Merger; Transfer of Assets
20.3	Prohibition Against Assignment
20.4	Applicable Law; Severability
20.5	Missing Participants or Beneficiaries
20.6	Expenses of the Plan and Trust
20.7	No Contractual Relationship
20.8	Liability for Benefits
20.9	Inability to Perform
20.10	Participant’s Rights
20.11	Plan and Trust Binding on all Parties
20.12	Waiver of Notice
20.13	Third Party
20.14	Use of Terms

Section 21

EXEMPT LOANS TO ACQUIRE COMPANY STOCK
21.1	Acquisition of Company Stock
21.2	Exempt Loans
21.3	Release of Company Stock from Suspense Account
21.4	Employer Guarantee
21.5	Restrictions of Company Stock Acquired With Exempt Loan

Section 22

CLAIMS PROCEDURE
22.1	Filing of Claim
22.2	Notification of Decision
22.3	Request for Review
22.4	Review

Section 23

QUALIFIED DOMESTIC RELATIONS ORDERS
23.1	General
23.2	Distributions under QDRO
23.3	Time and Manner of Payment
23.4	Procedures

SOUTH VALLEY BANCORP

RESTATED EMPLOYEE STOCK OWNERSHIP AND RETIREMENT PLAN

South Valley Bancorp, Inc. (formerly South Valley Bank and Trust), as Employer, has heretofore adopted the South Valley Bank and Trust Employee Stock Bonus and Retirement Plan and has subsequently amended and restated said Plan.

The Plan is hereby amended and restated as follows:

1. Generally effective January 1, 2009.

2. Generally effective for Plan years beginning after December 31, 2001 to comply with the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2002.

3. To comply with the provisions of the Final 401(a)(9) Treasury Regulations, effective for Plan years beginning with the 2003 calendar year.

4. To change the mandatory cash-out Designated Dollar Amount from $5,000 to $1,000, effective for distributions made after March 28, 2005.

5. Any other Effective Dates otherwise specifically provided herein.

For Plan Years beginning before the Effective Dates set forth above, the terms of the Plan prior to its restatement shall control for purposes of the designated provision.

The amendment of any plan provision which liberalizes a protected benefit under Section 411(d)(6) of the Code shall apply on the later of the adoption date or the Effective Date of this Restated Plan. Any provision which liberalizes the eligibility, vesting or benefit accrual provisions of the Plan shall only apply to Employees who are credited with at least one Hour of Service after the Effective Date or the Effective Date specified for a particular provision.

Section 1

NATURE OF PLAN

1.1 Purpose of Plan. The purpose of this Plan is to enable participating Employees of the Company and of any participating Affiliates to share in the growth and prosperity of the Company and to provide Participants with an opportunity to accumulate capital for their future economic security. The Plan is designed to do this through a combination of Employer Contributions and, if a Participant so elects, Participant Contributions. A primary purpose of the Plan is to enable Participants to acquire a proprietary interest in the Company. Consequently, all contributions made to the Trust will be primarily invested in Company Stock.

1.2 Design of Plan. This Plan is intended to qualify as a Stock Ownership Plan, under Sections 401(a) and 4975(e)(7) of the Internal Revenue Code. In addition, the Plan also contains features intended to qualify as a cash or deferred arrangement (salary reduction plan) as provided in Section 401(k) of the Internal Revenue Code. All assets acquired under this Plan as a result of contributions, income and other additions to the Trust will be administered, distributed, forfeited and otherwise governed by the provisions of this Plan which is administered by the Committee for the exclusive benefit of Participants in the Plan and their Beneficiaries.

1.3 Treatment of Related Employers. For purposes of determining eligibility, continued participation, Employer Contributions and limitations thereto, accrual of benefits, forfeitures and vesting, all Employees of all Related Employers shall be treated as employed by a single Employer to the extent and in the manner provided herein without regard to whether each Related Employer has adopted the Plan.

Page 1-1

Section 2

DEFINITIONS

In this Plan, whenever the context so indicates, the singular or plural number and the masculine, feminine or neuter gender shall each be deemed to include the other, the terms “he,” “his,” and “him” shall refer to a Participant and the capitalized words shall have the following meanings:

2.1 “Act” shall mean the Employee Retirement Income Security Act of 1974, as amended.

2.2 “Account” shall mean the records maintained by the Administrator pursuant to this Plan for the purpose of determining the accrued benefit of a Participant or Beneficiary. The Administrator may maintain one or more subaccounts for a Participant as necessary to accurately reflect the interest of the Participant. Each Participant’s accrued benefit under the Plan shall be equal to the combined balance of all the subaccounts maintained for the Participant.

2.3 “Administrator” shall mean the Committee appointed by the Board of Directors of Employer to administer the Plan.

2.4 “Affiliate” shall mean any company or business entity in which South Valley Bancorp, Inc., or any controlled subsidiary of South Valley Bancorp, Inc. owns a controlling interest.

2.5 “Anniversary Date” shall mean the last day of the Plan Year (December 31).

2.6-1 “Annual Compensation” shall mean all of the earnings which would be included in the Participant’s Form W-2 excluding moving expenses paid by Employer. Annual Compensation shall include only that compensation which is actually paid to the Participant during the applicable Plan Year.

Annual Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under Sections 125, 402(e)(3), 402(g)(3), 402(h) or 403(b) of the Code covering Cafeteria Plans, Cash or Deferred Arrangements under 401(k) Plans, Salary Reduction Arrangements under Simplified Employee Pension Plans, and Tax-Sheltered Annuities. For Plan Years beginning on or after January 1, 2001, such compensation shall include elective amounts that are not includable in the gross income of the Employee by reason of Section 132(f)(4) of the Code.

For Plan Years beginning on or after January 1, 1994 and before January 1, 2002, Annual Compensation of each Participant taken into account under the Plan for any year shall not exceed $150,000, as adjusted for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost of living

Page 2-1

adjustment in effect for a calendar year applies to any determination period beginning in such calendar year.

For any plan year beginning after December 31, 2001, the Annual Compensation of each Participant taken into account in determining allocations shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with §401(a)(17)(B) of the Code. Annual Compensation means Compensation during the plan year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to Annual Compensation for the determination period that begins with or within such calendar year.

If a determination period consists of fewer than 12 months, the Annual Compensation limit is an amount equal to the otherwise applicable Annual Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.

If Compensation for any prior determination period is taken into account in determining a Participant’s allocations for the current Plan Year, the Compensation for such prior determination period is subject to the applicable Annual Compensation limit in effect for that prior period. For this purpose, in determining allocations in Plan Years beginning on or after January 1, 1989, the Annual Compensation limit in effect for determination periods beginning before that date is $200,000. In addition, in determining allocations in Plan Years beginning on or after January 1, 1994, the Annual Compensation limit in effect for determination periods beginning before that date is $150,000.

Compensation in the form of commissions paid by Elliott Ledgerwood & Company doing business as South Valley Wealth Management to South Valley Bank & Trust Employees shall not be taken into account.

2.6-2 “Base Compensation.” For purposes of determining Employer’s Basic Contribution under Section 5 herein, “Base Compensation” shall have the same meaning as Annual Compensation in 2.6-1 above except that bonuses and overtime pay shall not be taken into account.

2.7 “Beneficiary” shall mean any individual, Trustee or other entity who, by the terms of any contract, the terms of the Plan or because of the designation by the Participant pursuant to the terms of the Plan, is entitled to receive any amount or benefit in the event of a Participant’s death.

2.8 “Benefit Commencement Date” shall mean the first date of the first period for which Plan Benefits become payable to a Participant, Beneficiary or Alternate Payee (as defined in Section 414(p)(8) of the Code). The Benefit Commencement Date will be the annuity starting date for benefits payable in the form of an annuity and the date benefits first become payable in the case of any other form of benefit. A payment shall not be considered to occur after the Benefit Commencement

Page 2-2

Date if all payments are actually made merely because actual payment is reasonably delayed for administrative reasons including delay for calculation of the benefit amount.

2.9 “Break in Service” means a Plan Year during which an Employee has not completed more than 500 Hours of Service.

(a) One-Year Break in Service means a Plan Year during which an Employee has not completed more than 500 Hours of Service.

(b) Five-year Break in Service means five consecutive one-year Breaks in Service.

Solely for purposes of determining whether a Break in Service for participation and vesting purposes has occurred in a computation period, an Employee who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such Employee but for such absence. In any case in which such hours cannot be determined, eight Hours of Service per day of such absence shall be credited. An absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the Employee, (b) by reason of a birth of a child of the Employee, (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (a) in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (b) in all other cases, in the following computation period.

2.10 The “Code” shall mean the Internal Revenue Code of 1986, as amended, and any succeeding statute of substantially similar effect.

2.11 “Company” shall mean South Valley Bancorp, Inc.

2.12 “Company Stock” shall mean common stock issued by the Company having a combination of voting power and dividend rights equal to (1) that class of common stock of the Company having the greatest voting power and (2) that class of stock of the Company having the greatest dividend rights.

2.13 “Disability” shall mean a physical or mental condition resulting from bodily injury, disease or mental disorder which renders a Participant incapable of continuing any gainful occupation with the Company. This condition must constitute total disability under the Federal Social Security Acts.

2.14 “Early Retirement Date” shall mean the date when a Participant attains age 55, has completed 15 Years of Service, and has terminated employment with Employer.

2.15 “RESERVED.”

Page 2-3

2.16 “Elective Deferrals” shall mean the contributions made by active Participants pursuant to Section 5 of the Plan.

2.17 “Eligible Employee” shall mean any Employee of the Company or a participating Affiliate who satisfies the eligibility requirements of Section 3.

2.18 “Employee” shall mean any individual considered to be a common law employee who is actually employed by Employer maintaining the Plan or of any Related Employer required to be aggregated with the Primary Employer under Sections 414(b), (c), (m) or (o) of the Code.

The term Employee shall also include any Leased Employee deemed to be an Employee of any Employer described in the previous paragraph as provided in Sections 414(n) or (o) of the Code, defined as follows.

The term “Leased Employee” means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one-year, and such services are performed under the primary direction or control of the recipient. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer.

A Leased Employee shall not be considered an Employee of the recipient if: (i) such Employee is covered by a money purchase pension plan providing: (1) a nonintegrated Employer Contribution rate of at least 10 percent of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee’s gross income under Section 125, Section 402(e)(3), Section 402(h) or Section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (ii) Leased Employees do not constitute more than 20 percent of the recipient’s non-highly compensated work force.

2.19 “Employer” shall include:

(a) South Valley Bancorp, Inc., the “Primary Employer”;

(b) Any “Participating Employer” which is a Related Employer to the Primary Employer, executes a Participating Employer Agreement and has Employees who are required to be aggregated with the Primary Employer under Sections 414(b), (c), (m), or (o) of the Code, including Elliott Ledgerwood & Company doing business as South Valley Wealth Management; and

(c) Any successor business to a Primary or Participating Employer which shall adopt and maintain the Plan.

Page 2-4

2.20 “Employment Commencement Date” shall mean the date on which the Employee shall first perform an Hour of Service for the Employer.

2.21 “Entry Date” shall mean an Eligible Employee’s Employment Commencement Date.

2.22 “ERISA” shall mean the Employee Retirement Income Security Act of 1974.

2.23 “Forfeiture” shall mean the non-vested portion of a Participant’s Account which shall not become part of the Plan Benefit.

2.24 “Highly Compensated Employee” Effective for years beginning after December 31, 1996, the term “Highly Compensated Employee” means any Employee who (1) was as five percent owner at any time during the year or the preceding year, or (2) for the preceding year had compensation from the Employer in excess of $80,000 and, if the Employer so elects, was in the top-paid group for the preceding year. The $80,000 amount is adjusted at the same time and in the same manner as under Section 415(d) of the Code, except that the base period is the calendar quarter ending September 30, 1996.

For this purpose, the applicable year of the Plan for which a determination is being made is called a “determination year” and the preceding 12-month period is called a “look-back” year.

A Highly Compensated Former Employee is based on the rules applicable to determining Highly Compensated Employees status as in effect for that determination year, in accordance with Section 1.414(q)-1T, A-4 f the Temporary Income Tax Regulations and Notice 97-75.

In determining whether an Employee is a Highly Compensated Employee for years beginning in 1997, the amendments to Section 414(q) of the Code stated above are treated as having been in effect for years beginning in 1996.

In determining who is a Highly Compensated Employee, the Employer may make a top-paid group election which must be made by a Plan amendment reflected on the addendum to this Plan. The effect of this election is that an Employee (who is not a five percent owner at any time during the determination year or look-back year) with compensation in excess of $80,000 (as adjusted) for the look-back year is a Highly Compensated Employee only if the Employee was in the top-paid group for the look-back year.

In determining who is a Highly Compensated Employee (other than as a five percent owner), the Employer may make a calendar year data election which must be made by a Plan amendment, which must be reflected on the addendum to this Plan. The effect of this election is that the look-back year is the calendar year beginning with or within the look-back year.

Page 2-5

2.25 “Hour of Service” shall be:

(a) Each hour for which an Employee is paid or entitled to payment for the performance of duties for Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed; and

(b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence. For purposes of determining Hours of Service, a payment shall be deemed to be made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which is incorporated herein by this reference; and

(c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer.

The same Hours of Service will not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

Hours of Service will be credited for employment with other members of an affiliated service group (under Section 414(m) of the Code), a controlled group of corporations (under Section 414(b) of the Code), or a group of trades or businesses under common control (under Section 414(c) of the Code) of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Section 414(o) of the Code and the regulations thereunder. Such hours will be credited hereunder regardless of whether such other member or entity has adopted this Plan; excluding, however, service during periods when Employer was not a member of the group or required to be aggregated.

Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Section 414(n) of the Code covering Leased Employees or Section 414(o) of the Code and the regulations thereunder.

Page 2-6

(d) If an Employee’s compensation is not determined on an hourly basis, the Hours of Service set forth in (a) above shall be credited on the basis of weeks worked as follows: a non-hourly paid Employee will be credited with 45 Hours of Service if under (a) above such Employee would be credited with at least one Hour of Service during the week.

2.26 “Non-Highly Compensated Employee” shall mean an Eligible Employee who is not a Highly Compensated Employee.

2.27 “Normal Retirement Date” shall mean the date the Participant attains age 65. If Employer enforces a mandatory retirement age, the Normal Retirement Age is the lesser of that mandatory age or the age specified above.

2.28 “Plan Benefit” shall mean the nonforfeitable interest in a Participant’s Account(s) other than the amount of any corrective distributions of excess deferrals or excess contributions and any earnings attributable thereto.

2.29 “Plan Year” shall mean the year on which the Plan records are kept, which shall be the 12-month period beginning on the first day of January of each year and ending on the last day of December.

2.30 “Regular Employer Discretionary Contribution” shall mean the annual discretionary Employer Contribution which is subject to the provisions of Sections 4 and 17, in addition to other Plan provisions, in order to qualify for the desired tax treatment under Sections 401(a) and 404 of the Internal Revenue Code.

2.31 “Related Employer(s)” shall include all corporations which are members of a controlled group of corporations (as defined in Section 414(b) of the Code), all trades or businesses (whether or not incorporated) which are under common control (as defined in Section 414(c) of the Code) and all members of an affiliated service group (as defined in Section 414(m) and (o) of the Code) with the Primary Employer.

2.32 “Retirement” shall mean any of four types of retirement dates as specified in Section 8.4(c), including Early Retirement, Normal Retirement, Deferred Retirement, or Disability Retirement.

2.33 “Separation From Service” shall mean the termination of the employment relationship with any Employer for any reason including, but not limited to Retirement, voluntary or involuntary quitting or discharge.

2.34 “Trust” shall mean the Trust created by the Trust Agreement entered into between the Company and the Trustee.

2.35 “Trust Agreement” shall mean the Agreement between the Company and the Trustee or any successor Trustee establishing the Trust and specifying the duties of the Trustee.

Page 2-7

2.36 “Trustee” shall mean the Trustee (or Trustees) designated by the Company’s Board of Directors (and any successor Trustee), which agrees to act by executing the Trust Agreement.

2.37 “Years of Service” shall mean for vesting purposes, each Plan Year in which an Employee has performed at least 1,000 Hours of Service for Employer. With respect to former Employees of the Trust Department of Washington Mutual Bank doing business as Western Bank who became Employees of Employer as a result of the acquisition of such Trust Department on April 2, 1999, such Employees shall receive credit for service with such Trust Department for vesting purposes under this Plan.

With respect to Employees of Elliott Ledgerwood & Company who become Participants under the Plan, such Employees shall receive credit for service with Elliott Ledgerwood & Company for vesting purposes under this Plan.

2.38 “Limitation Year” shall mean the Plan Year. All qualified plans maintained by the Employer must use the same limitation year. If the limitation year is amended to a different 12-consecutive-month period, the new limitation year must begin on a date within the limitation year in which the amendment is made.

2.39 “Qualified Nonelective Contributions” means Employer Basic and Incentive Growth Contributions which are 100 percent fully vested when made and are distributable in accordance with the limitation on distribution provisions applicable to Employee Elective Deferrals.

Page 2-8

Section 3

ELIGIBILITY AND PARTICIPATION

3.1 Eligibility Requirements. Each Employee shall become a Participant on his employment commencement date if the following eligibility requirements are satisfied:

(a) Attainment of age 18.

(b) Not excluded from participation pursuant to Section 3.2

If an Employee is excluded from participation pursuant to Section 3.2 or has not attained age 18 on his Employment Commencement Date, he shall become a Participant as of the later of the date he is no longer included in an excludable class of Employees pursuant to Section 3.2, or attains age 18.

3.2 Excluded Employees. The following Employees are not eligible to participate in the Plan:

(a) Temporary Employees. A “Temporary Employee” is an Employee who works on a specific temporary assignment or on an “on-call” basis. The classification as a “Temporary Employee” shall not be based upon any hours or length of service requirements.

(b) Collective Bargaining Unit Employees. If an Employee is or shall become included in a unit of Employees covered by a collective bargaining agreement between Employee representatives and Employer, and if retirement benefits were the subject of good-faith bargaining between such Employee representatives and Employer, and if two percent or less of the Employees who are covered pursuant to the collective bargaining agreement are professionals as defined in Section 1.410(b)-9(g) of the regulations, then any Employee included in such a unit shall not be eligible to participate or to continue to participate in this Plan unless the Employee’s coverage under this Plan was provided for in the collective bargaining agreement. The term “employee representatives” does not include any organization of which more than one-half of whose members are Employees who are owners, officers or executives of an Employer.

(c) Nonresident Aliens. Employees who are nonresident aliens and who receive no earned income from the Employer which constitutes income from sources within the United States shall not be eligible to participate in the Plan.

(d) Commission-Paid Employees. Employees whose compensation includes commissions (other than those Employees who receive compensation from South Valley Bank & Trust and commissions from Elliott Ledgerwood & Company doing business as South Valley Wealth Management)

Page 3-1

shall not be eligible to participate in Employer Basic Contributions or Employer Incentive Growth Bonus Contributions.

3.3 Participation. Participation in the Plan continues until the Anniversary Date coinciding with or following the Participant’s Separation From Service.

3.4 Reemployment. If a Participant is rehired after termination of employment with Employer, his Years of Service prior to termination of employment shall be counted for purposes of eligibility and he shall be eligible to participate in the Plan on his reemployment commencement date.

3.5 Change in Employment Classification. If a Participant becomes ineligible to participate because he is no longer a member of an eligible class of Employees, such Employee shall participate immediately upon his return to an eligible class of Employees.

In the event an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such Employee will participate immediately if such Employee has satisfied the minimum age and service requirements and would have otherwise previously become a Participant.

3.6 Leaves of Absence. A Participant’s employment is not considered terminated for purposes of the Plan if the Participant has been on Leave of Absence with the consent of the Company, provided that he returned to the employ of the Company within 30 days after the Leave (or within such longer period as may be prescribed by law). Leaves of Absence shall mean leaves granted by the Company, in accordance with rules uniformly applied to all Participants, for reasons of health or public service or for reasons determined by the Company to be in its best interest. Solely for purposes of preventing a Break in Service, a Participant on such Leave of Absence shall be credited with eight Hours of Service for each business day of the Leave. A Participant who does not return to the employ of the Company within the prescribed time following the end of the Leave of Absence shall be deemed to have terminated his employment as of the date when his Leave began (unless such failure to return was the result of his death, Total Disability, or Retirement).

3.7 Suspended Participation. A Participant who ceases to be an Eligible Employee but who has not separated from the service of the Company shall become a suspended Participant. During the period of suspension, no amounts shall be credited to the Participant’s Accounts which are based on his Annual Compensation from and after the date of suspension. However, amounts previously credited to a Participant’s Accounts shall continue to vest and the Participant shall be entitled to benefits in accordance with the other provisions of the Plan throughout the period during which the Participant is on suspended status.

3.8 Termination of Participation. When participation in the Plan terminates, a Participant has a vested interest in all, a part, or none of the final balances in his Accounts in accordance with the provisions of this Plan. A Participant’s vested interest in such Accounts under the Plan is called his Plan Benefit. Any balances which are not vested shall be deemed Forfeitures.

Page 3-2

Section 4

REGULAR EMPLOYER CONTRIBUTIONS

4.1 Employer Basic Contributions. For each Plan Year, an Employer Basic Contribution may be made to the Trust for the benefit of all Participants in such amounts as may be determined by the Company’s Board of Directors.

4.2 Employer Regular Discretionary Contributions. For each Plan Year, Employer Regular Discretionary Contributions may be made to the Trust in such amounts as may be determined by the Company’s Board of Directors.

4.3 Employer Incentive Growth Bonus Contributions. For each Plan Year Employer may make a contribution to the Plan on behalf of all employee Participants who are not eligible for the Management Bonus Pool. The contributions shall be made from the Participant’s Employer Incentive Growth Bonus, if any is declared, in such amounts as may be determined by the Company’s Board of Directors. Employer Incentive Growth Bonus Contributions shall be made on behalf of all such Participants and shall be a specified percentage of Annual Compensation.

4.4 Exempt Loan Payments. Employer Contributions shall be made in sufficient amounts to cover principal and interest payments on an Exempt Loan pursuant to Section 21. Notwithstanding the foregoing, Employer Contributions may not be made in amounts which would permit the limitation described in Section 17.1 to be exceeded.

4.5 Limitation on Employer Contributions. The aggregate amount of Employer Contributions made for a Plan Year shall not exceed the limitation described in Section 17.1 herein.

4.6 Form of Contributions. Employer Contributions shall be paid in cash, shares of Company Stock, or other property as the Company’s Board of Directors may from time to time determine, provided that Employer Contributions shall be paid in cash in such amounts, and at such times (subject to the limitations described herein), as needed to provide the Trust with funds sufficient to pay in full when due any principal and interest payments required by a loan incurred by Trustee to finance the acquisitions of Company Stock, except to the extent such principal and interest payments have been satisfied by the Trustee from cash dividends paid to it with respect to Company Stock. Shares of Company Stock and other property shall be valued at their then fair market value.

4.7 Conditional Employer Contributions. All Employer Contributions made under this Plan to the Trust are conditioned upon the deductibility of such contributions under Section 404 of the Code.

Page 4-1

4.8 Time of Payment. Employer shall pay to Trustee its Employer Contributions made for each year, if any, on or before the time prescribed by law for such year, and such contributions shall be treated as though they were paid on the last day of such year unless otherwise designated.

4.9 Related Employers. If one or more Related Employers adopt the Plan by executing a Participating Employer Agreement, then the Primary Employer shall determine the total amount of Regular Employer Contributions for all of the Participating Employers, unless all Employers who have adopted the Plan agree to an alternate method of determining Regular Employer Contributions. The Primary Employer and each Participating Employer shall contribute a proportional amount of the total Regular Employer Contribution based upon each Employer’s pro rata share of the total Annual Compensation paid to Participants for the Plan Year. The contribution requirement of a Participating Employer may be waived by the Primary Employer.

4.10 Single Plan for Employees of Related Employers. Regular Employer Contributions made by each Participating Employer and the Primary Employer shall be made to and considered to be a contribution to a single plan and used to pay benefits for all Participants under the Plan. In the event one or more Related Employers does not contribute or does not execute a Participating Employer Agreement, the Regular Employer Contributions of the remaining Employers shall be allocated to all of the Participants under the Plan. The total Regular Employer Contribution determined by the Primary Employer shall be allocated to all Participants without any required additional contribution.

4.11 Suspension of Employer Contributions for 1042 Participants. If a Participant is not eligible to receive an allocation of Company Stock pursuant to Section 6.7 herein, then such Participant shall not be entitled to receive an Employer Contribution or an allocation of forfeitures herein for any Plan Year during which an allocation of Company Stock acquired by the Plan in a sale to which Section 1042 of the Code applies is allocable to Participants under the Plan.

Page 4-2

Section 5

EMPLOYEE ELECTIVE DEFERRALS

5.1 Employee Elective Deferrals.

(a) Each Eligible Employee shall be entitled to elect to reduce his Annual Compensation by a scheduled percentage or amount and to have Employer contribute the elected amount to the Plan instead of paying such amount to the Eligible Employee in cash.

(b) The Elective Deferral shall be either a scheduled percentage of compensation or a specified dollar amount or a combination thereof. Administrator shall determine the maximum percentage or amount. The amount or percentage to be contributed shall be determined by each Eligible Employee within the guidelines established by Administrator.

Elective Deferrals shall be withheld from the applicable Employee’s compensation each pay period by means of payroll deductions and shall be credited to the Employee’s Elective Deferral Account.

An election to make Elective Deferrals must be made by the Employee in writing and shall be effective as of the pay period designated by the Employee, but not earlier than the pay period next following delivery of the written election to Employer. Administrator may establish rules and procedures regarding the method, frequency, notice and adjustments required for Elective Deferrals which will allow a Participant a reasonable period at least once each calendar year during which a Participant may terminate or modify the amount or frequency of Elective Deferrals.

If a Participant desires to increase the total to be withheld for a Plan Year within the overall limits permitted by the Plan, the Participant may authorize the withholding of a supplemental amount up to 100 percent of his or her Compensation for one or more subsequent pay periods.

5.2 Annual Dollar Limit on Elective Deferrals.

(a) Annual Limit. The total amount of Elective Deferrals made on behalf of any Eligible Employee during a calendar year shall not exceed the applicable limit contained in Section 402(g) of the Code. The limit shall be adjusted for increases in cost of living as of the beginning of each calendar year (hereinafter referred to as the “Annual Dollar limit”). The Annual Dollar limit shall be determined after any corrective distributions which have been previously made to comply with or within the applicable calendar years. In determining the Annual Dollar limit, the following Elective Deferrals must be taken into account with respect to each Eligible Employee: (a) Elective Deferrals under this Plan and any other Employer Contributions made on behalf of such Participant

Page 5-1

pursuant to an election to defer under any qualified cash or deferred arrangement (CODA) as described in Section 401(k) of the Code; (b) any employer contribution pursuant to a salary reduction arrangement under a simplified employee pension cash or deferred arrangement as described in Section 402(h)(1)(B); (c) any employee contribution under a plan as described under Section 501(c)(18), any employer contributions made on the behalf of a Participant for the purchase of an annuity contract pursuant to a salary reduction agreement under Section 403(b) of the Code. The Annual Dollar limit may be adjusted (but not to exceed the Annual Dollar limit) for deferrals to a 403(b) annuity to the extent permitted by Treasury Regulations.

(b) Corrective Distribution of Excess Elective Deferrals. If Administrator determines that a Participant’s Elective Deferrals scheduled to be contributed to the Plan for a calendar year would exceed the Annual Dollar limitation in a calendar year, Administrator may reduce or suspend the Participant’s Elective Deferrals for the remainder of the calendar year. If a Participant has participated in or is participating in any other cash or deferred arrangement which is taken into account in determining the Annual Dollar limitation, Participant may submit a written claim to Administrator for any excess Elective Deferrals made under this Plan for a calendar year. The claim must be submitted by the March 1 following the close of the calendar year for which the deferral was made and the claim must specify the amount of Employee’s Elective Deferrals made under this Plan which are in excess of the aggregate Annual Dollar limit. To the extent administratively feasible, a corrective distribution of any claimed Excess Deferral amounts (and earnings attributable thereto) or any such amounts designated by the Administrator may be made to the Participant prior to the April 15 following the calendar year for which the deferral was made.

(c) Determination of Earnings. Any corrective distribution of Excess Deferrals which are caused by the Annual Dollar limitation shall be adjusted for any earnings allocable to such Excess Deferrals. Earnings includes all income (or loss) and any realized or unrealized appreciation or depreciation in the value of applicable Plan Assets.

The earnings attributable to the Excess Deferrals shall not include the income attributable for the period from the end of the Plan Year and the date of distribution. The determination of attributable income shall be made under a reasonable method used consistently for all Participants and all corrective distributions, which is used for allocating income to Participant’s accounts under Section 7 herein, and does not result in discrimination in favor of Highly Compensated Employees. Income and loss allocable for the period from the end of such Plan Year to the date of distributions shall not be included.

5.3 ADP Test for Elective Deferrals.

(a) General. The Actual Deferral Percentage (hereinafter “ADP”) for a Plan Year for Participants who are Highly Compensated Employees for a Plan Year and the prior year’s ADP for Participants who were Non-Highly

Page 5-2

Compensated Employees for the prior Plan Year must satisfy one of the following tests:

(i) The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ADP for Participants who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 1.25; or

(ii) The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ADP for Participants who were Non-Highly Compensated Employees for the prior Plan Year multiplied by 2.0, provided that the ADP for Participants who were Highly Compensated Employees does not exceed the ADP for Participants who were Non-Highly Compensated Employees in the prior Plan Year by more than two percentage points.

If elected by Employer in the addendum to this Plan, the ADP tests in (i) and (ii), above, will be applied by comparing the current Plan Year’s ADP for Participants who are Highly Compensated Employees with the current Plan Year’s ADP for Participants who are Non-Highly Compensated Employees. Once made, this election can only be undone if the Plan meets the requirements for changing to Prior Year Testing set forth in Notice 98-1 (or superseding guidance).

(b) Actual Deferral Percentage. “Actual Deferral Percentage” shall mean, for a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (a) the amount of Elective Deferrals actually paid over to the Trust on behalf of such Participant for a Plan Year to (b) the Participant’s Annual Compensation for such Plan Year. For purposes of the Participant’s initial Plan Year of participation, Annual Compensation shall only be counted from the Participant’s Entry Date, unless otherwise required by regulations.

For purposes of determining the Actual Deferral Percentage, “Compensation” shall mean Compensation as defined for purposes of Section 415 of the Code and in Section 17.1-2 herein.

Participant Elective Deferrals shall include (1) any Elective Deferrals made pursuant to the Participant’s deferral election, including excess Elective Deferrals, and (2) any Qualified Nonelective Contributions. For purposes of computing Actual Deferral Percentages, an Eligible Employee shall be taken into account as a Participant even if no Elective Deferrals are made on behalf of the Employee. Administrator shall determine the Actual Deferral Percentage by taking into account Qualified Nonelective Deferrals. Employer Basic and Incentive Growth Bonus Contributions are intended to be Qualified Nonelective Contributions.

Page 5-3

(c) Deferral Adjustments. Administrator may make periodic reviews of the deferral percentages during the Plan Year, and if in the opinion of the Administrator, it appears that the actual deferral percentage for the Highly Compensated Employees is going to exceed the limits set forth above, Administrator may limit the rate of Elective Deferrals for Highly Compensated Employees during the Plan Year in any reasonable manner designed to comply with the ADP test.

(d) Excess Deferrals and Corrective Distributions Under ADP Test. A corrective distribution of any Excess Deferrals (adjusted for any income or loss allocable thereto) shall be made to Highly Compensated Employees to whose account such Excess Deferrals were allocated for the preceding Plan Year, no later than the end of the Plan Year following the Plan Year for which the Excess Deferrals were made. In determining the amount of any Excess Deferrals and the Employees to whom corrective distributions of Excess Deferrals are to be made, excess Deferrals are allocated to the Highly Compensated Employees with the largest amounts of Elective Deferrals taken into account in calculating the ADP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Elective Deferrals and continuing in descending order until all the Excess Deferrals have been allocated. For purposes of the preceding sentence, the “largest amount” is determined after distribution of any Excess Deferrals.

If the ADP test has not been satisfied when the actual deferral rates of the Highly Compensated Employee with the highest ratio has been reduced to equal the ratio of the Highly Compensated Employee with the next highest actual deferral ratio, then the process shall be repeated until the ADP test has been satisfied. The Excess Deferrals are to be distributed to those Highly Compensated Employees for whom a reduction is made in order to satisfy the ADP test.

To the extent administratively feasible, corrective distributions of excess contributions shall be made within 2 1/2 months after the end of the Plan Year with respect to which the contribution was made in order to avoid a 10 percent penalty tax on the Employer. The amount of Excess Deferrals to be distributed pursuant to this section shall be reduced by the amount of: (i) any Excess Deferrals previously distributed to such Employee for the Employee’s taxable year ending with or within the Plan Year; and (ii) any Excess Deferral previously distributed.

(e) Determination of Allocable Income or Loss. Any distribution of Excess Deferrals which are caused by the application of the ADP test shall be adjusted for any income or loss allocable to such Excess Deferrals. The allocable income or loss shall be determined in the same manner as provided herein for determining the income or loss allocable to excess Elective Deferrals caused by the Annual Dollar limit, except that (a) the period shall be the Plan Year, and (b) if Qualified Matching Contributions or Qualified Nonelective Contributions, or both, are taken into account in the ADP test, then the

Page 5-4

Participant’s Qualified Matching Contribution Account or Qualified Nonelective Contribution Account, or both if applicable, shall be combined with the Participant’s Elective Deferral Account in making the determination. A reasonable method shall be used for computing the income allocable to Excess Deferrals, which are allocated to each Participant, which is used consistently for all Participants and for all corrective distributions for such year, which is used for allocating income and earnings to Participant’s accounts under Section 7 herein, and does not result in discrimination in favor of Highly Compensated Employees.

(f) Accounting for Excess Deferrals. Excess Deferrals which are caused by the application of the ADP test shall be distributed from the Participant’s Elective Deferral Account in proportion to the Participant’s Elective Deferrals for the Plan Year.

(g) Employer Booster Contributions. Employer may elect to make a Booster Contribution for all Non-Highly Compensated Employees who are Eligible Participants under the Plan, in lieu of distributing Excess Deferrals as provided above. The Employer Booster Contribution shall be fully vested and nonforfeitable and shall be distributable only in accordance with the distribution provisions applicable to Employee Elective Deferrals. The Employer Booster Contribution shall be allocated only to the accounts of Non-Highly Compensated Employees who are Eligible Participants. The amount of the contribution shall be such amounts as are sufficient to satisfy the ADP test, pursuant to regulations under the Code. The allocation will be based on the ratio of the Non-Highly Compensated Employee Participant’s Annual Compensation to the Total Annual Compensation of all Non-Highly Compensated Participants for the Plan Year.

(h) Special Rules for ADP Test.

(i) Highly Compensated Employee Definition. A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Non-Highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

(ii) More Than one Plan—Same Employer. The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make Elective Deferrals or receive Qualified Nonelective Contributions, if treated as Elective Deferrals for purposes of the ADP test, under two or more arrangements described in Section 401(k) of the Code, that are maintained by the Employer, shall be determined as if such Elective Deferral and, if applicable, such Qualified Nonelective Contributions, were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred

Page 5-5

arrangements ending with or within the same calendar year shall be treated as a single arrangement.

(iii) More than One Plan—Combined Test. In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the ADP of Employees as if all such plans were a single plan. Any adjustments to the Non-Highly Compensated Employee ADP for the prior year will be made in accordance with Notice 98-1 and any superseding guidance, unless Employer has elected in the Addendum to this Plan to use the Current Year Testing method. Plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year and use the same ADP testing method. An Employee Stock Ownership Plan may not be aggregated with a 401(k) Plan.

(iv) Time to Correct Excess. For purposes of determining if the ADP test has been satisfied, corrective distributions of Elective Deferrals must be made before the last day of the 12-month period immediately following the Plan Year to which contributions relate.

(v) Maintain Records. Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Nonelective Contributions used in such test.

(vi) Rounding. Actual deferral ratios and percentages shall be calculated to the nearest one-hundredth of 1 percent of Annual Compensation.

5.4 Additional Limitations on Employee Elective Deferrals. In no event shall the amount of Employer’s Contributions including Employee Elective Deferrals for a Plan Year exceed:

(a) The maximum amount allowable as a deduction to Employer under the provisions of Section 404 of the Code, as amended.

(b) An amount which would cause an allocation to be made to a Participant’s Account which would exceed the maximum “annual addition” permitted to be allocated to a Participant’s Account under Section 415 of the Code, as amended, which cannot be returned or reallocated pursuant to the provisions of Section 17.1.

(c) Employee Elective Deferrals for each year must be authorized by the electing Participant and paid to the Trust by the Employer in the manner so authorized.

Page 5-6

(d) Employee Elective Deferrals shall be paid in cash.

5.5 Hardship Withdrawals.

(a) General. A Participant who is still employed by Employer may apply to Administrator for a hardship withdrawal from the Participant’s Employee Elective Deferral Account upon a showing of hardship. Hardship withdrawal requests shall be approved or denied by Administrator under a uniform nondiscriminatory policy. The withdrawal must be shown to be necessary in light of an immediate and heavy financial need of the Participant which cannot be met from other reasonably available resources of the Participant. A hardship withdrawal shall be approved only upon a showing that one or more of the following needs exists, which shall be deemed to be an immediate and heavy financial need:

(i) Expenses for medical care (within the meaning of Section 213(d) of the Code) previously incurred or necessary for the Participant, the Participant’s spouse, children or dependents; or

(ii) The cost of tuition, related educational fees and room and board for the next twelve months of postsecondary education of the Participant, the Participant’s spouse, children or dependents; or

(iii) The cost of purchasing real property which is to serve as the principal residence of the Participant which shall not include mortgage payments, remodeling or refinancing; or

(iv) The cost of preventing an eviction or mortgage foreclosure with respect to the Participant’s principal residence.

(v) Payments for burial or funeral expenses for the Employee’s deceased parent, spouse, children or dependents (as defined in Section 152 of the Code, and, for taxable years beginning on or after January 1, 2006, without regard to Section 152(d)(1)(B) of the Code).

(vi) Expenses for the repair of damage to the Employee’s principal residence that would qualify for the casualty deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income).

(vii) Other expenses creating an immediate and heavy financial need determined by the Administrator on the basis of all relevant facts and circumstances.

(b) Additional Limitations on Hardship Withdrawals. Hardship withdrawals under this section shall be further limited as follows:

Page 5-7

(i) Application for Withdrawal. A Participant who wishes to withdraw all or a portion of his Elective Deferrals must apply for such withdrawal by giving 30 days’ written notice to the Administrator and must comply with such procedures as the Administrator may prescribe for making hardship withdrawals. The withdrawal shall be effective as of the last day of a calendar month.

(ii) Participant’s Representations. Administrator may rely on the Participant’s representations regarding the need for and use of the funds to be withdrawn without the need to make an independent investigation and to require financial statements if the Participant represents to the Administrator and agrees to the conditions provided in (i) above.

(iii) Method of Determining Unavailability of Other Resources. Participant must represent to the Administrator that the need cannot be relieved by other reasonably available resources by providing a statement to Administrator indicating that the need cannot be relieved:

a. Through reimbursement or compensation by insurance or otherwise;

b. By reasonable liquidation of the Participant’s assets, to the extent such liquidation would not itself cause an immediate and heavy financial need;

c. By cessation of Elective Deferrals under the Plan;

d. By other distributions from plans maintained by Employer or by any other employer;

e. By borrowing from commercial sources on reasonable commercial terms; or

f. By participant loans from plans maintained by Employer or any other employer.

If the above representations are made by the Participant, Administrator may approve the withdrawal request.

(iv) Limits on Amounts. The amount of the hardship withdrawal cannot exceed the amount reasonably needed to meet the hardship need (including any income taxes attributable to such distribution) and the value of the Participant’s Employee Elective Deferral Account on the Valuation Date preceding the date of distribution. If at any time the aggregate value of the Participant’s Employee Elective Deferral Account from which the withdrawal is being made is less than the dollar

Page 5-8

amount previously contributed and not withdrawn, the lesser amount attributable to such contributions shall be the maximum which may be withdrawn.

(v) Post-1988 Earnings Prohibited. A hardship withdrawal under this section may not include earnings on an Employee’s Elective Deferral credited after the last day of the Plan Year beginning prior to January 1, 1989.

(c) Withholding on Withdrawals. Withdrawals under this section shall be subject to federal income tax withholding as prescribed by Section 3405 of the Code and the regulations thereunder.

(d) Employer Incentive Growth Bonus Contribution Accounts. Amounts allocated to a Participant’s Employer Incentive Growth Bonus Contribution Account shall be available for and subject to the hardship withdrawal provisions herein.

5.6 Rollover Accounts. Amounts received as a rollover which are combined with a Participant’s Employee Elective Deferral Account shall be subject to the hardship withdrawal provisions herein.

5.7 Time of Payment.

(a) Employer Contributions. Employer shall pay to Trustee its contributions for each year on or before the time prescribed by law for such year, and such contribution shall be treated as though it was paid on the last day of such year unless otherwise designated.

(b) Employee Elective Deferrals shall be paid to Trustee on the earliest date on which the contributions can reasonably be segregated from the Employer’s general assets, but no later than the 15th business day of the next calendar month.

5.8 Safe Harbor CODA Provisions.

(a) General. If Employer has elected to make a Safe Harbor CODA contribution, in an Addendum to this Plan, the provisions of this Section shall apply for the Plan Year and any provisions relating to the ADP Test described in Section 401(k)(3) of the Code or the ACP Test described in Section 401(m)(2) of the Code do not apply.

To the extent that any provision of the Plan is inconsistent with the provisions of this Section, the provisions of this Section control.

(b) Definitions.

Page 5-9

(i) “ACP Test Safe Harbor” means the method described in Section 5.8(c) herein for satisfying the ACP Test of Section 401(m)(2) of the Code.

(ii) “ACP Test Safe Harbor Matching Contributions” means Matching Contributions described in Section 5.8(d) herein.

(iii) “ADP Test Safe Harbor” means the method described in Section 5.8(c) herein for satisfying the ADP Test of Section 401(k)(3) of the Code.

(iv) “ADP Test Safe Harbor Contributions” means Matching and Nonelective Contributions described in Section 5.8(d) herein.

(v) “Annual Compensation” shall be as defined in Section 2.6-1 herein, except, for purposes of this Section, no dollar limit, other than the limit imposed by Section 401(a)(17) of the Code, applies to the Annual Compensation of a Nonhighly Compensated Employee.

However, solely for purposes of determining the Annual Compensation subject to a Participant’s deferral election, Employer may use an alternative definition to the one described in the preceding sentence, provided such alternative definition is a reasonable definition within the meaning of Section 1.414(s)-1(d)(2) of the Regulations and permits each Participant to elect sufficient Elective Deferrals to receive the maximum amount of Matching Contributions (determined using the definition of Annual Compensation in the preceding sentence) available to the Participants under the Plan.

(vi) “Eligible Employee” means an Employee eligible to make Elective Deferrals under the Plan for any part of the Plan Year or who would be eligible to make Elective Deferrals, but for a suspension due to a hardship distribution described in Section 15 herein or to Statutory Limitations, such as Sections 402(g) and 415 of the Code.

(vii) “Matching Contributions” shall mean contributions made by Employer on account of an Eligible Employee’s Elective Deferrals.

(c) ADP Test Safe Harbor.

(i) ADP Test Safe Harbor Contributions.

a. Safe Harbor Matching Contributions. Unless Employer elects in an Addendum to this Plan to make Enhanced Matching Contributions or Safe Harbor Nonelective Contributions, Employer will contribute for the Plan Year a Safe

Page 5-10

Harbor Matching Contribution to the Plan for each Eligible Employee equal to (1) 100 percent of the amount of the Employee’s Elective Deferrals that do not exceed three percent of the Employee’s Annual Compensation for the Plan Year, plus (2) 50 percent of the Employee’s Elective Deferrals that exceed three percent of the Employee’s Annual Compensation, but that do not exceed five percent of the Employee’s Annual Compensation (“Basic Matching Contributions”).

Alternatively, Employer may elect in the Addendum to this Plan to make an ADP Test Safe Harbor Matching Contribution on behalf of each Eligible Employee equal to 100 percent of the amount of the Employee’s Elective Deferrals that do not exceed four percent of the Employee’s Annual Compensation for the Plan Year.

b. Safe Harbor Nonelective Contributions. If Employer elects in the Addendum to this Plan to make Safe Harbor Nonelective Contributions, Employer will contribute for the Plan Year a Safe Harbor Nonelective Contribution to the Plan on behalf of each Eligible Employee in an amount equal to the percentage designated in the Addendum (not less than three percent) of the Eligible Employee’s Annual Compensation for the Plan Year.

c. The Participant’s accrued benefit derived from the ADP Test Safe Harbor Contributions is nonforfeitable and may not be distributed earlier than severance from employment, death, disability, an event as described in Section 401(k)(10) of the Code or, in the case of a profit sharing plan, the attainment of age 59 1/2. In addition, such contributions must satisfy the ADP Test Safe Harbor without regard to permitted disparity under Section 401(l) of the Code. ADP test Safe Harbor Contributions may not be distributed on account of hardship.

(ii) Notice Requirement. At least 30 days, but not more than 90 days before the beginning of the Plan Year, Employer will provide each Eligible Employee a comprehensive notice of the Employee’s rights and obligations under the Plan, written in a manner calculated to be understood by the average Eligible Employee. If an Employee becomes eligible after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice must be provided no more than 90 days before the Employee becomes eligible but not later than the date the Employee becomes eligible.

(iii) Election Periods. In addition to any other election periods provided under the Plan, each Eligible Employee may make or modify a deferral election during the 30-day period immediately following receipt of the notice described in paragraph (ii) above.

Page 5-11

(d) ACP Test Safe Harbor Matching Contributions. If Employer has elected in an Addendum to this Plan to make a Safe Harbor Nonelective Contribution, then in addition to the ADP Test Safe Harbor Nonelective Contributions described above, Employer will make the ACP Test Safe Harbor Matching Contribution as indicated in the Addendum for the Plan Year.

(e) Vesting of ACP Test Safe Harbor Matching Contributions. ACP Test Safe Harbor Matching Contributions will be vested as indicated in the Addendum, but in any event, such contributions shall be fully vested at Normal Retirement Age, upon the complete or partial termination of the Plan, or upon the complete discontinuance of Employer Contributions. Forfeitures of nonvested ACP Test Safe Harbor Matching Contributions will be used to reduce the Employer’s ACP Test Safe Harbor Contribution.

(f) Safe Harbor Satisfied in Another Plan. If Employer so provides in the Safe Harbor CODA Appendix, the ADP Safe Harbor Contributions will be made to the defined contribution plan indicated in the Safe Harbor CODA Appendix; provided (i) each Employee eligible under this Plan is also eligible under the other plan and (ii) the other plan has the same Plan Year as this Plan.

(g) The Plan Year must be a 12-month period unless it is the first year of a newly-established plan. If a CODA is added to an existing plan, the plan should be amended to provide that the CODA (and the addition of matching contributions, if applicable) is effective not later than three months prior to the end of the year.

Page 5-12

Section 6

ALLOCATION OF CONTRIBUTIONS AND FORFEITURES

6.1 Employee Elective Deferrals. Employee Elective Deferrals shall be credited to the accounts of the Participants making such contributions as of the date such contributions are made.

6.2 Employer Basic Contributions. Employer Basic Contributions shall be allocated as of each calendar quarter-end among the Employer Basic Contribution Accounts of all Participants who are employed on the last day of the quarter in the proportion that each such Participant’s Base Compensation for the preceding three months bears to the Total Base Compensation of all such Participants for the preceding three months. If a Participant shall terminate employment by reason of Retirement, such retired Participant shall share in the Employer Basic Contribution made for the quarter during which the retirement occurred, without regard to whether the Participant is still employed on the last day of the quarter.

6.3 Employer Regular Discretionary Contributions and Forfeitures.

(a) General. Employer Regular Discretionary Contributions and Forfeitures shall be allocated as of each Anniversary Date among the Employer Regular Discretionary Contribution Accounts of all Participants who have performed 1,000 or more Hours of Service during the Plan Year in the proportion that each such Participant’s Annual Compensation bears to the Total Annual Compensation of all such Participants for that year.

(b) Termination Year. If a Participant terminates employment for a reason other than Retirement, the Participant shall not share in the allocation of Employer Regular Discretionary Contributions and any Forfeitures of Employer Regular Discretionary Contribution Accounts for any Plan Year unless he is still employed on the last day of the Plan Year. If a Participant shall terminate employment by reason of Retirement, such retired Participant shall share in the Employer Regular Discretionary Contribution made for the Plan Year, without regard to whether the Participant is employed on the last day of the Plan Year.

6.4 Employer Incentive Growth Bonus Contributions.

(a) General. Employer Incentive Growth Contributions shall be allocated to those Participants who were employed by Employer and were entitled to share in the Employer Incentive Growth Bonus Program at the time the Incentive Growth Bonus was paid and shall be allocated in the same manner in which the contribution was determined.

(b) Termination Year. If a Participant terminates employment for any reason (a severance from employment), the Participant shall share in the

Page 6-1

allocation of any Employer Incentive Growth Bonus Contribution paid to the Plan on his behalf if he was employed by Employer on the date the Bonus was paid without regard to the number of Hours of Service performed during the Plan Year.

6.5 Suspense Account. Company Stock purchased with the proceeds of an Exempt Loan pursuant to Section 20 shall be held in a Suspense Account pending release and reallocation to other accounts as the Loan is paid. Company Stock acquired by the Trust with the proceeds of an Exempt Loan obtained pursuant to Section 20 shall be allocated to the Company Stock Accounts of Participants according to the method set forth in Section 21, as the Company Stock is released from the Suspense Account.

6.6 Overall Limitation on Allocations. The allocation made to a Participant’s Account(s) each Plan Year shall be subject to the additional limitations contained in Section 17.1 herein.

6.7 Restriction on Allocating Company Stock to Selling Shareholders. No portion of the assets of the Plan attributable to (or allocable in lieu of) Company Stock acquired by the Plan in a sale to which Section 1042 of the Code applies may be allocated directly or indirectly or accrued under the Plan during the non-allocation period for the benefit of the following individuals:

(a) Any shareholder of the Employer who made an election under Section 1042(a) of the Code with respect to Company Stock;

(b) Any individual who is related to the shareholders referred to in (a) above within the meaning of Section 267(b) of the Code, (including spouse, ancestors, lineal descendants, brothers and sisters); provided however, this nonallocation rule shall not apply to a lineal descendant of the shareholders referred to in (a) above, if the aggregate amount allocated to the benefit of all such lineal descendants during the nonallocation period does not exceed more than 5 percent of the Company Stock (or amounts allocated in lieu thereof) held by the Plan which are attributable to a sale to the Plan by any person related to such lineal descendant in a transaction to which Section 1042 of the Code applies;

(c) Any person who owns after the application of Section 318(a) of the Code (without regard to the employee trust exception in paragraph (2)(B)(i)) more than 25 percent:

(i) Any class of outstanding stock of the Employer or of any corporation which is a member of the same controlled group of corporations (within the meaning of Section 409(l)(4) of the Code; or

(ii) The total value of any class of outstanding stock of any such corporation.

Page 6-2

For purposes of the 25 percent ownership limit under this subparagraph, a person is considered as owning the stock of family members as defined in Section 318(a)(1) of the Code, including spouse, children, grandchildren and parents.

For purposes of this paragraph, the non-allocation period shall mean the period beginning on the date of the sale of the Company Stock and ending on the later of the date which is ten years after the date of such sale or the date of the Plan allocation attributable to the final payment of acquisition indebtedness incurred in connection with such sale.

6.8 IRC §409(p) Nonallocation.

(a) General. Effective for Plan Years beginning after December 31, 2004, no portion of the assets of the Plan attributable to (or allocable to in lieu of) Employer securities (as defined under Section 409(l) of the Code) consisting of stock in an S corporation, may during a nonallocation year, accrue (or be allocated directly or indirectly) under this Plan for the benefit of any disqualified person.

(b) Treatment of Synthetic Equity. In the case of a person who owns synthetic equity in the S corporation, except to the extent provided in regulations, the shares of stock in such corporation on which such synthetic equity is based shall be treated as outstanding stock in such corporation and deemed-owned shares of such person if such treatment of synthetic equity of one or more such persons results in:

(i) The treatment of any person as a disqualified person, or

(ii) The treatment of any year as a nonallocation year.

For purposes of this paragraph, synthetic equity shall be treated as owned by a person in the same manner as stock is treated as owned by a person under the rules of paragraphs (2) and (3) of §318(a) of the Code. If, without regard to this paragraph, a person is treated as a disqualified person or a year is treated as a nonallocation year, this paragraph shall not be construed to result in the person or year not being so treated.

(c) The following terms shall have the following meaning:

(i) “Nonallocation year” means any Plan Year if, at any time during such Plan year –

a. The Plan holds Employer Securities consisting of stock in an S corporation, and

Page 6-3

b. Disqualified persons own at least 50 percent of the number of shares of stock in the S corporation.

Notwithstanding the employee trust exception in §318(a)(B)(i) of the Code, an individual shall be treated as owning deemed-owned shares of the individual.

(ii) “Disqualified person” mean any person if–

a. The aggregate number of deemed-owned shares of such person and the members of such person’s family is at least 20 percent of the number of deemed-owned shares of stock in the S corporation, or

b. In the case of a person not described in clause a., the number of deemed-owned shares of such person is at least 10 percent of the number of deemed-owned shares of stock in such corporation.

In the case of a disqualified person described above, any member of such person’s family with deemed-owned shares shall be treated as a disqualified person if not otherwise treated as a disqualified person.

(iii) “Deemed-owned shares” means, with respect to any person–

a. The stock in the S corporation constituting Employer Securities of Employer which is allocated to such person under the Plan, and

b. Such person’s share of the stock in Employer which is held by the Plan but which is not allocated under the Plan to Participants.

For purposes of b. above, a person’s share of unallocated S corporation stock held by the Plan is the amount of the unallocated stock which would be allocated to such person if the unallocated stock were allocated to all Participants in the same proportions as the most recent stock allocation under the Plan.

(iv) “Member of the family” means, with respect to any individual –

a. The spouse of the individual,

Page 6-4

b. An ancestor or lineal descendant of the individual or the individual’s spouse,

c. A brother or sister of the individual or the individual’s spouse and any lineal descendant of the brother or sister, and

d. The spouse of any individual described in paragraph b or c.

A spouse of an individual who is legally separated from such individual under a decree of divorce or separate maintenance shall not be treated as such individual’s spouse for purposes of this subparagraph.

(v) “Synthetic equity” means any stock option, warrant, restricted stock, deferred issuance stock right, or similar interest or right that gives the holder the right to acquire or receive stock of the S corporation in the future. Except to the extent provided in regulations, synthetic equity also includes a stock appreciation right, phantom stock unit, or similar right to a future cash payment based on the value of such stock or appreciation in such value.

6.9 Special Contribution Provisions for Required “Add-Back” Participants. Notwithstanding any provision herein to the contrary, for Plan Years beginning with the Plan Year during which this amendment and restatement is adopted and thereafter, the following provisions shall apply:

If the Plan would otherwise fail to meet the “ratio/percentage test” under Section 410(b)(1) of the Code and the Regulations thereunder because Employer contributions would not be allocated to a sufficient number or percentage of Participants for a Plan Year, then the following rules shall apply:

(a) The group of Participants eligible to share in Employer’s contribution and Forfeitures for the Plan Year shall be expanded to include the minimum number of Non-highly Compensated Participants who would not otherwise be eligible as are necessary to satisfy the test specified above. The specific Participants who shall become eligible under the terms of this paragraph shall be those who are actively employed on the last day of the Plan Year and, when compared to similarly situated Participants, have completed the greatest number of Hours of Service in the Plan Year.

(b) If after application of paragraph (a) above, the test is still not satisfied, then the group of Participants eligible to share in Employer’s contribution and Forfeitures for the Plan Year shall be further expanded to include the minimum number of Non-highly Compensated Participants who are not actively employed on the last day of the Plan Year as are necessary to satisfy the applicable test. The specific Participants who shall be eligible to share shall

Page 6-5

be those Participants, when compared to similarly situated Participants, who have completed the greatest number of Hours of Service in the Plan Year who terminated employment closest to the end of the Plan Year.

(c) All Participants with the same number of Hours of Service shall be treated similarly and all Participants who terminated on the same day shall be treated as having terminated at the same time and shall be treated similarly.

(d) Nothing herein shall permit the reduction of a Participant’s accrued benefit. Any amounts that have previously been allocated to Participants may not be reallocated to satisfy these requirements. Employer shall make an additional contribution equal to the amount such affected Participants would have received had they been included in the allocations, even if it exceeds the amount which would be deductible under Section 404 of the Code.

(e) The contribution shall be allocated in the same manner as provided in Section 6.3 herein

(f) Definitions. For purposes of this Section, the following terms shall have the following meanings:

(i) “Ratio Percentage Test.” The Ratio Percentage Test under Section 410(b)(1) of the Code requires that the Plan benefits a percentage of Eligible Nonhighly Compensated Employees which is at least 70 percent of the percentage of eligible Highly Compensated Employees benefitting under the Plan and shall be made as of the end of the Plan Year.

(ii) “Eligible Employees” shall mean Employees who have satisfied the eligibility requirements of Section 4 herein.

Page 6-6

Section 7

PARTICIPANTS’ ACCOUNTS

7.1 Participants’ Accounts. The Administrator shall maintain a separate account for each Participant, separately recording the Participant’s interest in:

(a) Employee Elective Deferrals;

(b) Employer Basic Contributions;

(c) Employer Regular Discretionary Contributions;

(d) Employer Incentive Growth Bonus Contributions;

(e) Tax-Credit Employer Contributions;

(f) Voluntary Deductible Employee Contributions.

(g) Rollover Accounts.

Any Tax-Credit Employer Contribution and any Employee Nondeductible Contribution Account(s) in the Plan prior to its restatement will be continued to be maintained provided no further contributions shall be made to the accounts.

Individual accounts shall also be maintained for all former Participants who still have an interest in the Plan. The individual accounts shall not require segregation of Trust Assets and no Participant, former Participant or Beneficiary shall acquire any right to or interest in any specific asset of the Trust as a result of the allocation provided for in the Plan.

7.2 Valuation of Assets.

(a) Non-Company Stock Assets. Trustee, as of the last day of each Plan Year (and at such other time or times as the Committee shall direct), shall determine the net worth of the assets of the Trust Fund (other than Company Stock Accounts) and report such value to the Committee in writing. In determining such net worth, Trustee shall evaluate the assets of the Trust Fund at their fair market value as of such valuation date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Company or from the Fund. Such valuation shall not include any accounts which have been segregated in accordance with the applicable Plan provisions or any investments in Company Stock.

(b) Company Stock. Company Stock shall be valued in good faith by a qualified, independent appraiser engaged by the Administrator for that purpose based on all relevant factors.

Page 7-1

7.3 Nonreversion. Under no circumstances shall any part of the corpus or income of the Trust (including forfeitures) ever revert to or inure to the benefit of Employer or be used for any purpose whatsoever other than for the exclusive purposes of providing benefits to Participants in the Plan and their beneficiaries and defraying reasonable expenses of administering the Plan, except as provided in Sections 17.2.

7.4 Adjustment of Accounts. As of the Anniversary Date (and at such interim Valuation Date as Administrator shall direct), and before crediting the amount of any contributions and forfeitures for the year allocated to the Participants, Administrator shall adjust and make allocations to the accounts of Participants, as follows:

(a) Each account shall be adjusted for payments made to the Participant or Beneficiary or for his benefit during the period including withdrawals under Section 5.5.

(b) Each Participant shall be credited with the appropriate portion of the Employer Contributions during the period which have not previously been credited to his account.

(c) An Employee’s Elective Deferral Account shall be credited with any deferrals made by that Participant during the period and not previously credited to his accounts and reduced by any withdrawals made during the period.

(d) In the case of a forfeiture of the Employer Regular Discretionary Contribution Account during the Plan Year, there shall be subtracted from the Participant’s Employer Regular Contribution Account the amount of the forfeiture.

(e) The net realized income or loss of the account for the period and any net increase or decrease in the fair market value of the account shall be credited to or charged to each account.

(f) The time determined by Administrator for adjustment hereunder shall be the “Valuation Date” which shall be at least once each Plan Year.

7.5 Valuation of Accounts. Should a Participant terminate employment, retire, become disabled or die, his accounts shall be valued on the December 31st Valuation Date following or coinciding with such occurrence, adjusted for any payments to or withdrawals made by the Participant and further adjusted for Elective Deferrals made by the Participant and any Employer Contributions and Company Stock released from the Suspense Account, subsequent to such Valuation Date. If the terminated Participant’s Account is not fully distributed to him until after such subsequent Valuation Date, the valuation shall be made as provided in Section 7.7 herein.

7.6 Transferred Accounts. Assets received on behalf of a Participant as assets transferred from other plans shall be accounted for in a separate account. Transfers from other plans may be combined with the Participant’s Account(s) under

Page 7-2

this Plan when the Participant’s Account(s) under this Plan becomes fully vested, unless required to be separately accounted for. Assets received on behalf of a Participant as a rollover shall be combined with the Participant’s Employee Elective Deferral Account and shall be subject to the distribution restrictions applicable to Employee Elective Deferrals.

7.7 Undistributed Accounts. Any part of a Participant’s account balance(s) which are retained in the Trust after the December 31st Valuation Date following the date of the Participant’s Separation from Service shall be credited to a separate account in the name of the Participant on such Valuation Date and such account shall thereafter be credited with interest at the rate paid on money market accounts offered by South Valley Bank in effect each year. Such account shall not be credited with any further contributions, Forfeitures, income or loss of the Trust, or for any appreciation or depreciation in the value of the Company Stock held by the Trust, except for the crediting of the money market interest as provided above from the December 31st Valuation Date used to establish the account to the date of distribution of the account.

7.8 Participant-Directed Diversification Accounts. A Participant-Directed Diversification Account, established pursuant to Section 12.8, shall be treated as a segregated Account for purposes of accounting for increases or decreases to the value of the Account.

Page 7-3

Section 8

VESTING

8.1 Immediate Vesting. All contributions allocated to the following accounts shall be fully vested and nonforfeitable at all times:

(a) Employee Elective Deferrals;

(b) Employer Basic Contributions;

(c) Employer Incentive Growth Bonus Contributions;

(d) Tax-Credit Employer Contributions;

(e) Voluntary Deductible Employee Contributions; and

(f) Rollover Accounts.

8.2 Employer Regular Discretionary Contribution Accounts. Except as provided in Section 8.4, a Participant’s interest in his Employer Regular Discretionary Contribution Account and accumulations thereon shall vest as follows:

Plan Years of Service	Vested Percentage
Less than 3 years	0%
3 years or more	100%

8.3 Vesting Years of Service. For the purpose of determining Years of Service for vesting purposes, Years of Service shall be as defined in Section 2.37 herein. The Employee need not be employed at the beginning or the end of the vesting computation period if at least 1,000 Hours of Service have been performed during the Plan Year.

8.4 Retirement, Death and Disability. A Participant’s interest in his Employer Regular Discretionary Contribution Account shall be fully vested regardless of his Years of Service upon the occurrence of:

(a) Death;

(b) Disability as defined in Section 2.13;

(c) Attainment of any of the following Retirement Dates:

(i) Normal Retirement. A Participant’s Normal Retirement Date is his 65th birthday.

Page 8-1

(ii) Deferred Retirement. If a Participant continues in the Service of his Employer beyond his Normal Retirement Date, he shall continue to participate in the Plan until actual Retirement.

(iii) Early Retirement. A Participant may be granted Early Retirement at any time after his 55th birthday, provided he has completed 15 Years of Service.

(iv) Disability Retirement. Disability as defined in Section 2.13.

8.5 Vesting Upon Reemployment. If a Participant is reemployed following a one-year Break in Service, such Participant’s Regular Employer Contribution Accounts shall be vested as follows:

(a) Vesting of Prior Account Balance. Any Years of Service after such one-year Break in Service shall not be taken into account for purposes of determining a Participant’s vested interest in his pre-break Regular Employer Contribution Account balances if the Participant incurs a five-year Break in Service. New Regular Employer Contribution Accounts shall be established to record his interest in the Plan for his services after the five-year Break in Service.

(b) Vesting of Subsequent Account Balances. In the case of a Participant who, at the time of a one-year Break in Service, does not have any vested right under Section 8.2 above, Years of Service before such Break in Service shall not thereafter be taken into account if the number of consecutive one-year Breaks in Service equals or exceeds five years or the aggregated number of Years of Service prior to such Break, whichever is greater.

If a Participant had any degree of vested interest at the time of his Break in Service, he shall participate retroactively to his reemployment date for purposes of vesting in his post-break account balances. Upon resuming participation, such Participant’s Years of Service shall include all Years of Service prior to his Break in Service.

8.6 Forfeitures.

(a) General. Any remainder of a terminating Participant’s Regular Employer Contribution Accounts which is not vested in accordance with the foregoing provisions shall be treated as a Forfeiture. A forfeiture shall be deemed to occur on the date a Participant separates from service without having any vested interest under the Plan and shall be allocated as of the Anniversary Date coinciding with or following the Participant’s Separation from Service.

(b) Treatment of Forfeitures on Rehire. If a Participant incurs a Forfeiture and is subsequently rehired, the Forfeiture shall remain forfeited or shall be restored as follows:

page 8-2

(i) After Five Years. If the Participant is rehired after incurring a five-year Break in Service, Years of Service after such five-year Break in Service period shall not be counted for purposes of determining the Participant’s vested interest in pre-break benefits, and the Forfeiture incurred shall remain forfeited.

(ii) Before Five Years. If the Participant is rehired before incurring a five-year Break in Service, Years of Service after rehire shall be counted for purposes of determining the Participant’s vested interest in pre-break benefits and the Forfeiture shall be restored to his account.

The restored amount shall be the same dollar amount which was forfeited, unadjusted for gains or losses occurring subsequent to the date of the Forfeiture. The restored amount shall be made first from the Forfeitures occurring during the Plan Year in which the Participant is rehired, and if necessary Employer shall contribute an amount necessary to make the required restoration.

8.7 Forfeitures – Multiple Employers. Forfeitures resulting from contributions of all Employers shall be reallocated for the benefit of Participants and Beneficiaries of the Primary Employer and all Participating Employers without regard to the source of the contribution.

8.8 Amendment of Vesting Schedule. No amendment of the vesting schedule shall directly or indirectly deprive a Participant of nonforfeitable rights to benefits accrued to the date of the amendment. Further, if the vesting schedule of the Plan is amended, or the Plan is amended in any way that directly or indirectly affects the computation of any Participant’s nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least three Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment or the change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment.

An amended vesting schedule will apply to a Participant only if the Participant receives credit for at least one Hour of Service after the new schedule becomes effective.

The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

(a) 60 days after the amendment is adopted;

(b) 60 days after the amendment becomes effective; or

(c) 60 days after the Participant is issued written notice of the amendment by Employer or Administrator.

Page 8-3

8.9 Participant Voluntary Contribution Accounts. If Employer’s Plan has any Participant Voluntary Contribution Accounts as a result of an amendment or restatement of an existing plan, such accounts shall be fully vested and nonforfeitable.

8.10 Transferred or Rollover Accounts. If Employer’s Plan shall receive any accounts as a result of a rollover or a plan transfer, such accounts shall be fully vested and nonforfeitable.

8.11 Forfeiture Due to Inability to Locate. If a Participant’s Plan Benefit becomes payable and the Administrator, after a reasonable search cannot locate the Participant (or his Beneficiary who is entitled to payment), the Plan Benefit shall be forfeited as provided in Section 20.5 herein. If the Participant or his Beneficiary subsequently presents a valid claim for benefits, the Administrator shall reinstate the Plan Benefit in the manner provided in Section 20.5.

Page 8-4

Section 9

BENEFITS

9.1 Retirement. When a Participant attains the applicable Retirement Date defined in Section 8.4 and terminates employment with Employer, Administrator shall direct Trustee to distribute the Plan Benefit to the Participant pursuant to the provisions of this Plan.

9.2 Death.

(a) Benefits. Upon the death of a Participant, Administrator shall direct Trustee to distribute the Participant’s Plan Benefit to the Beneficiaries designated pursuant to the applicable provisions of this Plan. The Plan Benefit shall be equal to the value of the deceased Participant’s Account(s) which have not been distributed at the time of death or the survivor’s portion of any annuity which has been purchased for the Participant. The deceased Participant’s Account(s) shall include the proceeds of any life insurance policies on the life of the Participant earmarked for such accounts and the proceeds shall be distributed to the Beneficiary. Any key man life insurance acquired as a general asset of the Trust and not earmarked for the deceased Participant’s Account shall be treated as a gain to the Trust and allocated proportionately, based upon account balances to all Trust Accounts (except segregated accounts) as of the date of death.

(b) Proof of Death. Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the account value of a deceased Participant or former Participant as Administrator may deem desirable.

(c) Designation of Beneficiary. Each Participant may designate a Beneficiary of the Participant’s Plan Benefit which becomes payable on account of the death of the Participant. Such designation shall be made in a form satisfactory to Administrator and in accordance with the requirements of Section 401(a)(9) of the Code and the applicable regulations. The designation shall name a specific Beneficiary or Beneficiaries. A valid irrevocable trust with identifiable trust beneficiaries may be designated if a copy of the trust instrument is provided to Administrator prior to the date of Participant’s death. Any Participant may, at any time, revoke or change the designation of Beneficiary by filing written notice of such revocation or change with Administrator. Any change requires a new designation made in accordance with these provisions and shall automatically revoke all prior designations.

A designation or change of a designation by a married Participant of a Beneficiary other than the surviving spouse shall not be effective unless one of the following applies:

Page 9-1

(i) The spouse (or the spouse’s legal guardian if the spouse is legally incompetent) executes a consent in writing that acknowledges the identity of the specific non-spouse Beneficiary (including any class of Beneficiaries or any contingent Beneficiaries) who will receive the benefit and acknowledges the effect of such consent. If the designation is a trust, the Participant’s spouse need only consent to the trust and need not consent to the specific trust Beneficiaries or changes to Beneficiaries.

(ii) The spouse (or the spouse’s legal guardian if the spouse is legally incompetent) executes a general consent which permits the Participant to change the beneficiary designation without any requirement of further consent by the spouse. A general consent executed after October 21, 1986, must state that the spouse has the right to limit consent to a specific Beneficiary (or a specific optional form of benefit where applicable) and that the spouse voluntarily elects to relinquish such right.

(iii) The consent cannot be obtained because (a) the spouse cannot be located, (b) the Participant obtains a court order (in the absence of a Qualified Domestic Relations Order) that the Participant is legally separated or has been abandoned by his or her spouse (within the meaning of local law), or (c) because of other circumstances provided by applicable regulations.

Any consent must be in writing and be witnessed by a plan representative or a notary public. The consent may, by its terms, preclude the spouse from revoking the consent after it has been given.

(d) Effect of Divorce. If the Participant’s marital status changes after the Participant has designated a Beneficiary, the following shall apply subject to any applicable qualified domestic relations order:

(i) If the Participant is married at death but was unmarried when the designation was made, the designation shall be void unless the spouse had consented to it in the manner prescribed above.

(ii) If the Participant is unmarried at death but was married when the designation was made, any designation of the ex-spouse as a Beneficiary shall be void but a designation of a non-spouse Beneficiary shall remain valid.

(iii) If the Participant was married when the designation was made and is married to a different spouse at death, the designation shall be void unless the new spouse has consented to it in the manner prescribed above.

Page 9-2

(e) Failure to Designate a Beneficiary. If any Participant shall fail to designate a Beneficiary, if all designated beneficiaries shall have predeceased the Participant, or if the beneficiary designation on file with Administrator is not valid at the time of Participant’s death, then Administrator shall distribute the Participant’s Plan Benefits as follows:

(i) To the Participant’s surviving spouse, or if there be none surviving,

(ii) To the Participant’s children, in equal shares, or if there be none surviving,

(iii) To the estate of the Participant.

9.3 Disability. In the event of a Participant’s Disability as defined in Section 2.13, Administrator shall direct Trustee to distribute his Plan Benefit to him pursuant to the provisions of the Plan.

A Participant who has a Disability may, by giving at least 90 days’ notice, direct the Administrator to distribute all or a portion of the Participant’s nonforfeitable account balance as an accident or health disability benefit in accordance with Section 10.

9.4 Termination of Employment. If a Participant shall terminate employment with Employer for any reason other than those specified in the preceding paragraphs of this section, participation in the Plan shall cease, and the Participant’s Plan Benefit shall be distributed pursuant to the following provisions of the Plan.

9.5-1 Minimum Required Distributions. Any distribution provisions which are required in order to comply with Section 401(a)(9) of the Code and the regulations thereunder shall override any inconsistent distribution provisions in the Plan. The distribution of a Participant’s interest in the Plan must begin by the Required Beginning Date defined in Section 10.4. The amount of the distribution must satisfy the minimum distribution requirements under Section 401(a)(9) of the Code and the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, and if the Participant’s sole beneficiary is the Participant’s spouse, the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of such regulations.

The minimum distribution to be made each year will be the lesser of the amount for the participant using the Uniform Lifetime Table or the amount for the Participant using the Joint and Last Survivor Table, if the Participant’s sole beneficiary is the Participant’s spouse. The Tables used shall be those in Section 1.401(a)(9)-9 of the Treasury Regulations. For purposes of this computation, a Participant’s life expectancy may be recalculated (but not more frequently than annually) upon the written election of the Participant (or his spouse – Beneficiary, if Participant has died) made no later than the time of the first required minimum distribution under this election. The election shall be irrevocable and shall apply with respect to the Participant (or spouse) and to all

Page 9-3

subsequent years. The life expectancy of a non-spouse Beneficiary shall not be recalculated.

The Participant’s adjusted account balance for purposes of this Section shall be the account balance as of the latest Valuation Date in the valuation calendar year (the calendar year immediately preceding the distribution calendar year for which a minimum distribution is being made) increased by any contributions or Forfeitures allocated to the Account and decreased by any distributions made from the Account subsequent to such Valuation Date and by the December 31 of the valuation calendar year. Any portion of the minimum distribution for the first distribution calendar year is made after the close of that year shall be treated as a distribution made in the first distribution calendar year.

The minimum required distribution for the first distribution calendar year must be made by the Required Beginning Date. The minimum required distribution for each subsequent distribution calendar year, including the calendar year in which the Participant’s Required Beginning Date falls, is due by December 31 of that year. If the Participant receives distribution in the form of a Nontransferable Annuity Contract, the distribution satisfies this Section if the contract complies with the requirements of Section 401(a)(9) of the Code and the applicable Treasury Regulations.

If the Participant’s spouse is not his designated Beneficiary, the method of payment to the Participant (beginning on or after the Participant’s required beginning date and before his death) shall not provide more than incidental benefits to the Beneficiary. A Participant’s benefit shall satisfy the minimum distribution incidental benefit (“MDIB”) requirements described in Treasury Regulation Section 1.401(a)(9)-2 and shall be computed using the lesser of the applicable life expectancy factor set forth in Treasury Regulation Sections or the applicable MDIB divisor set forth in Treasury Regulation Section 1.401(a)(9)-2. The MDIB divisor shall be disregarded following the Participant’s death.

With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2003, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the final regulations under Section 401(a)(9) of the Code.

9.5-2 Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(a) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(b) If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will

Page 9-4

begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c) If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

Page 9-5

(d) If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section, other than Section (a) above, will apply as if the surviving spouse were the Participant.

(e) If the participant dies before distributions begin and there is a designated beneficiary, distribution to the designated beneficiary is not required to begin by the date specified above, but the participant’s entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the participant’s death. If the participant’s surviving spouse is the participant’s sole designated beneficiary and the surviving spouse dies after the participant but before distributions to either the participant or the surviving spouse begin, this election will apply as if the surviving spouse were the participant.

This election will apply to all distributions.

(f) Participants or beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule above allies to distributions after the death of a participant who has a designated beneficiary. This election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 9.5-2 above, or by September 30 of the calendar year which contains the fifth anniversary of the participant’s (or, if applicable, surviving spouse’s) death. If neither the participant nor beneficiary makes an election under this paragraph, distributions will be made in accordance with Section 9.5-2 and 9.5-5(b) above.

For purposes of this Section and Section 9.5-5, unless Section 9.5-2(d) applies, distributions are considered to begin on the Participant’s required beginning date. If Section 9.5-2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 9.5-2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 9.5-2(a)), the date distributions are considered to begin is the date distributions actually commence.

9.5-3. Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Sections 9.5-4 and 9.5-5 of this article. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

9.5-4 Required Minimum Distributions During Participant’s Lifetime.

Page 9-6

(a) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i) the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(ii) if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(b) Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 9.5-4 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

9.5-5 Required Minimum Distributions After Participant’s Death.

(a) Death On or After Date Distributions Begin.

(i) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

a. The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

b. If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving

Page 9-7

spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

c. If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(iii) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b) Death Before Date Distributions Begin.

(i) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Section 9.5-5(a).

(ii) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 9.5-2(a), this Section 9.5-5(b) will apply as if the surviving spouse were the Participant.

9.5-6 Definitions.

(a) Designated beneficiary. The individual who is designated as the beneficiary under Section 2 of the Plan document and is the designated

Page 9-8

beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(b) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 9.5-2. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(c) Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(d) Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(e) Required beginning date. The date specified in Section 10 herein.

9.6 Income Tax Withholding and Reporting. Prior to making any distribution to Participants or Beneficiaries, Administrator shall require the recipient to complete the applicable income tax withholding certificate for distributions from qualified retirement plans. Administrator shall also complete and file with the appropriate agencies, if required by law, and any other reports required by law. Administrator shall also comply with any similar requirements applicable for state income tax purposes.

9.7 Spendthrift Clause. The provisions hereof are intended as personal protection for the Participants. No Participant shall have any right to assign, anticipate or hypothecate his Account, nor shall any such assets be subject to seizure by legal process or be in any way subject to the claims of any creditor of such Participant; provided, however, a Participant may pledge his vested interest under this Plan herein as security for a loan made from the Trust to the Participant which is exempt from the tax imposed by Section 4975 of the Code by reason of Section 4975(d)(1) of the Code, and provided further, Administrator may direct trustee to comply with a Qualified

Page 9-9

Domestic Relations Order, as defined in Section 414(p) of the Code and in compliance with the procedures set forth in Section 414(p) of the Code and any applicable regulations issued thereunder. Administrator may disregard any assignment of an interest in the Plan to the extent the assignment is security for a participant loan which is not exempt under Section 4975(d)(1) of the Code.

Page 9-10

Section 10

FORM AND TIME OF PAYMENT

10.1 Benefit Elections.

(a) If the Participant is eligible to receive a Plan Benefit in excess of $5,000, the Administrator shall provide a benefit election notice to a Participant at least 30 days (unless waived) and not more than 180 days prior to the Benefit Commencement Date. Such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations and this Section 10.1, provided that:

(i) The distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply;

(ii) The Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

(iii) The Participant, after receiving the notice, affirmatively elects a distribution.

(iv) If the distribution is one to which Sections 401(a)(11) and 417 of the Code apply, then the distribution cannot commence within seven days after the notice is provided.

The notice shall explain the optional forms of benefit under the Plan, including the material features and relative values of the options, and the Participant’s right to defer distribution until the Participant attains the later of age 62 or the Normal Retirement Date. A benefit election shall not be made before the Participant receives the benefit election notice and shall not be made prior to the Benefit Commencement Date. Optional forms of benefit may not be conditioned upon the discretion of Employer, Administrator, Trustee, fiduciary, independent third party or any other person (other than the Participant) except for such administrative discretion as may be permitted by regulations.

(b) Medium of Payment. Distribution of a Participant’s Plan Benefit will be made in shares of Company Stock or in cash in the following manner: at least 30 days prior to the Benefit Commencement Date, the Participant or Beneficiary entitled to such distribution will be notified in writing by the Administrator of his right to demand that the distribution be made in shares of Company Stock. The Participant or Beneficiary, may, within 15 days following the date of the Administrator’s notification of such right, notify the Administrator in writing of his demand that the distribution be made in whole shares of Company

Page 10-1

Stock. In the absence of the timely exercise of such right as set forth above, or if the Participant does not demand that such distribution be made in shares of Company Stock, distribution of the Participant’s Accounts, will be made in whole shares of Company Stock, or in cash, as determined by the Administrator. The right of a Participant to receive a distribution in shares of Company Stock pursuant to this Section shall not apply to the extent the Participant is a Qualified Participant who makes a valid and timely election for a diversification distribution pursuant to Section 12.8.

10.2 Benefit Options.

(a) Form of Distribution. At the election of the Participant or Beneficiary, distribution of the Plan Benefit shall be made entirely in cash or entirely in shares of Company Stock except that the value of any fractional shares may be paid in cash.

If the Participant does not make an election as to the form of distribution within the 180 day period provided in Section 10.1 above, the form of distribution shall be determined by the Administrator.

The right of a Participant to receive a distribution in shares of Company Stock pursuant to this Section shall not apply to the extent the Participant is a Qualified Participant who makes a valid and timely election for a distribution pursuant to Section 12.8.

(b) Method of Distribution. Plan Benefits shall be paid as follows, as determined by the Administrator:

(i) Account Balances of $250,000 or Less. The method of payment shall be either a lump-sum payment, or as a Direct Rollover as provided in Section 10.3 following.

(ii) Account Balances in excess of $250,000. For Account Balances which exceed $250,000, Administrator may determine that the form of distribution shall be paid in substantially equal annual payments over a period not to exceed five years. If the fair market value of the Participant’s Account is in excess of the total dollar limit provided under Section 409(o)(1)(C) of the Code (multiplied by the Adjustment Factor prescribed by regulations, which for 2009 is $935,000), as of the date distribution is required to begin, distributions may be made in substantially equal annual payments over a period not longer than five years plus an additional one-year (up to an additional five years) for each increment by which the value of the Participant’s Account exceeds the installment dollar limit proscribed under Section 409(o)(1)(C) of the Code (multiplied by the Adjustment Factor prescribed by regulations, which for 2009 is $185,000). The Participant may elect a longer payment period. In no event shall such distribution period exceed the period permitted under Section 401(a)(9) of the Code regarding age 70 1/2 minimum required distributions.

Page 10-2

If the Participant’s Plan Benefit is to be paid in installments, the Participant’s Accounts shall be credited to a separate account in the name of the Participant and the following shall apply:

(i) Cash Installments. If distribution is to be made in cash installment payments, the Account shall be credited with interest at the rate paid on money market accounts offered by South Valley Bank in effect each year. Such Account shall not be credited with any further contributions, Forfeitures, income or loss of the Trust, or for any appreciation or depreciation in the value of the Company Stock held by the Trust, except for the crediting of the money market interest as provided above.

(ii) Stock Installments. If the distribution is to be made in the form of shares of Company Stock, the value of the Account shall be the December 31st value coinciding with or following the date of the Participant’s termination of employment. The number of shares of Company Stock distributed each Plan year as an installment payment shall be the value of the Account (as determined each December 31st valuation date), divided by the current appraised value of a share of Company Stock.

(c) Age 70 1/2 Required Distributions. Notwithstanding the provisions of (a) and (b) above, distributions must comply with the provisions of Section 401(a)(9) of the Code for certain Participants who have attained age 70 1/2.

(d) For Amounts of $5,000 or Less. If the value of the Participant’s Plan Benefit does not exceed $5,000, the Plan Benefit shall be distributed in the form of a single lump-sum or a Direct Rollover without the Participant’s consent being necessary.

(e) Consents. Neither the consent of the Participant nor the Participant’s spouse shall be required to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 of the Code. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant’s account balance may, without the Participant’s consent, be distributed to the Participant or transferred to another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) within the same controlled group.

(f) Direct Rollovers.

(i) Direct Rollovers. A Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution that is equal to at least $500, paid directly

Page 10-3

to an Eligible Retirement Plan specified by the Distributee in the form of a Direct Rollover. If an Eligible Rollover Distribution is less than $500, a Distributee may not make the election to rollover only a portion of the Eligible Rollover Distribution.

(ii) Definitions.

a. Eligible Rollover Distribution. An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of 10 years or more; (2) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; (3) any hardship distribution; (4) the portion of any distribution(s) that is not includable in gross income (determined without regard to the exclusion for the net unrealized appreciation with respect to Employer Securities); and (5) any other distribution(s) that is reasonably expected to total less than $200 during a year.

A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an Individual Retirement Account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

b. Eligible Retirement Plan. An Eligible Retirement Plan is an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan, an individual retirement account described in Section 408(a) of the Code and individual retirement annuity described in Section 408(b) of the Code an annuity plan described in Section 403(a) of the Code, an annuity contract described in Section 403(b) of the Code or a qualified plan described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

Page 10-4

If any portion of an eligible rollover distribution is attributable to payments or distributions from a designated Roth account, an eligible retirement plan with respect to such portion shall include only another designated Roth account of the individual from whose account the payments or distributions were made, or a Roth IRA of such individual.

c. Distributee. A Distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

d. Direct Rollover. A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(g) Automatic Rollover. In the event of a mandatory distribution greater than $1,000 in accordance with the applicable provisions of the Plan, if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant as a direct rollover or to receive the distribution directly in accordance with the applicable provisions of the Plan, then the Plan Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.

10.3 Time of Payment.

(a) Death, Disability or Retirement. If a Participant terminates employment by reason of attainment of Normal or Early Retirement Date under the Plan, death or disability as defined in Section 2.13, distribution of the Participant’s account balances shall be made as soon as administratively feasible after the March 1st of the Plan Year following the Plan Year during which the event occurs, which shall be not later than one-year after the end of the Plan Year during which the event occurred.

If a Participant terminates employment after completion of at least 15 Years of Service but prior to attaining age 55, the Participant shall be entitled to distribution of the Participant’s account balances as soon as administratively feasible after the March 1st of the Plan Year following the Plan Year during which the Participant attains age 55.

(b) Other Termination – Vested. If a Participant terminates employment for reasons other than death, disability or attainment of Normal or Early Retirement Age after becoming vested in his Employer Regular Contribution account balance, distribution shall be made as follows:

(i) The Participant’s Elective Deferral Account, Employer Basic Contribution Account, Employer Incentive Growth Bonus Contribution Account and Rollover Contribution Account shall be

Page 10-5

distributed as soon as administratively feasible after the March 1st of the Plan Year following the Plan Year during which the termination occurs.

(ii) The balance of the Participant’s Accounts shall be distributed as soon as administratively feasible following the March 1st of the Plan Year following the Plan Year during which the Participant attains age 65; provided, however, in no event shall distribution be delayed beyond the end of the sixth Plan Year following the Plan Year during which the termination occurred. If the Participant is re-employed by the Company prior to the first day of the sixth Plan Year referred to above, then distribution need not be made at the time specified above and the distribution date will be determined upon the Participant’s subsequent termination of employment in accordance with the terms applicable at that time.

(c) Non-Vested. If a Participant terminates employment and is not vested in his Employer Regular Discretionary Contribution Account, then the Participant’s Elective Deferral Account and any other Accounts in which the Participant is vested, if any, shall be distributed as soon as administratively feasible after the March 1st of the Plan Year following the Plan Year during which the termination occurs.

(d) For Amounts in Excess of $5,000. If the value of the Participant’s Plan Benefit exceeds $5,000, the Plan Benefit may only be distributed prior to the Participant’s attaining the Normal Retirement Date under the Plan (age 65) if the Participant consents in writing within 90 days of being provided with a benefit election notice.

(e) Deferred Distribution. If the Participant is entitled to and elects to defer payment beyond the dates specified above, then distribution shall be deferred until the earlier of the following:

(i) The March 1st of the Plan Year following the Plan Year during which the Participant attains age 65; or

(ii) The end of the sixth Plan Year following the Plan Year during which the termination occurred.

(f) Exceptions of Deferred Distributions. If distribution is deferred beyond the March 1st of the Plan Year following the Plan Year of termination as provided above, distribution shall be made earlier if the Participant dies or becomes disabled. If death or disability occurs, distribution may be made upon proof of such death or disability. Proof of Disability shall be made by a showing that the disability is a Total Disability determined by the Social Security Administration. The amount of the benefit distributed shall be determined under Section 7.7 herein.

(g) Termination During Initial Year of Participation. If the

Page 10-6

Participant terminates employment during his initial year of participation pursuant to Section 3 herein, his Elective Contribution Account, if any, shall be distributed to him as soon as administratively feasible after the termination.

(h) Special Age 70 1/2 Rule. Minimum required distributions to five percent or more owners, must begin to be made pursuant to the provisions of Section 9.5.

(i) Special Distribution Rule for Tax-Credit Employer Contributions. Notwithstanding anything to the contrary contained in this Plan, no distributions of a Participant’s Tax-Credit Employer Contribution Account may be made earlier than the end of the 84-month beginning after the month in which contributions were first allocated to his Tax-Credit Employer Contribution Account, except in the case of termination of employment (including Retirement), death or Disability.

(j) Special Provisions for Company Stock Acquired With Proceeds of an Exempt Loan. Company Stock acquired with the proceeds of an Exempt Loan does not have to be distributed until the end of the Plan Year in which the loan is paid in full, with the exception of minimum required distributions.

10.4 Latest Benefit Commencement Date. In the event of a Participant’s termination of employment, the terminated Participant’s Plan Benefit shall be paid at such time or times as provided in Section 10.2; provided, however, the latest time that payment must begin shall not be later than the Required Beginning Date, unless otherwise provided below:

(a) The payment of a Participant’s benefit shall begin not later than 60 days after the end of the Plan Year in which the latest of the following occurs unless the Participant otherwise elects:

(i) The Participant reaches the Normal Retirement Date under the Plan; or

(ii) The date the Participant terminates employment if subsequent to the Normal Retirement Date.

Notwithstanding the foregoing, the failure of a Participant and spouse to consent to a distribution while a benefit is immediately distributable, within the meaning of Section 10.2 of the Plan, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.

(b) The Required Beginning Date. The Required Beginning Date of a Participant is the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 or retires, except that benefit distributions to a five percent owner must commence by the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

Page 10-7

(c) Five Percent Owner. A Participant is treated as a five percent owner for purposes of this section if such Participant is a five percent owner as defined in Section 416 of the Code at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2.

Once distributions have begun to a five percent owner under this section, they must continue to be distributed, even if the Participant ceases to be a five percent owner in a subsequent year.

10.5 Time of Payment of Death Benefits. The payment of Plan Benefits due to death must be distributed to the Participant’s Beneficiaries as follows:

(a) If the distribution of a Participant’s Plan Benefit has commenced in a form other than a life annuity and the Employee dies before his entire interest has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distributions being used as of the date of death.

(b) If distribution of the Participant’s Plan Benefit has commenced in the form of a life annuity, then the amount and payment of the death benefit shall be based upon the form of the survivor’s portion of the annuity option selected.

(c) If a Participant dies before any distribution of the Participant’s interest has commenced, the Benefit Commencement Date shall be as of December 31 of the calendar year which contains the fifth anniversary of the date of the Participant’s death, unless a designated Beneficiary elects one of the exceptions set forth below. The election must be made no later than the earlier of December 31 of the calendar year which contains the fifth anniversary of the Participant’s death, or December 31 of the calendar year in which the Participant would have attained age 70-1/2. The election may be made on an individual basis by each Beneficiary and shall be made in writing to the Administrator. The election shall be irrevocable with respect to the Beneficiary (an all subsequent Beneficiaries) and shall apply to all subsequent years.

(i) If any portion of the deceased Employee’s interest is payable to (or for the benefit of) a designated Beneficiary, such portion may be distributed over a period not extending beyond the life expectancy of the Beneficiary and the Benefit Commencement Date must be on or before December 31 of the calendar year following the calendar year in which Participant dies.

(ii) If the designated Beneficiary is the surviving spouse of the Employee, the Benefit Commencement Date must be not later than the date on which the Employee would have attained age 70-1/2. If the surviving spouse dies before the distributions to such spouse commence, then the distributions shall be made pursuant to this subparagraph as if the surviving spouse were the Employee.

Page 10-8

Section 11

RIGHTS AND OPTIONS ON DISTRIBUTED SHARES

OF COMPANY STOCK

11.1 “Put” Option. A Participant or a Beneficiary, or a donee or heir of a Participant or Beneficiary, shall be granted at the time that shares of Company Stock are distributed to him, an option to “put” the shares to the Company; provided, however, that the Trust shall have the option to assume the rights and obligations of the Company at the time the “put” option is exercised. A “put” option shall provide that, for a period of 60 days after such shares are distributed to a Participant, a Beneficiary, or a donee or heir of a Participant or Beneficiary, he would have the right to have the Trust and/or the Company (as the “put” may specify) purchase such shares at their fair market value, which takes into account all relevant factors for determining fair market value of securities. If the “put” option is not exercised within such 60-day period, the option shall be exercisable for an additional period of 60 days in the Plan Year following the date of distribution, with such additional period set forth in the “put” option. For purposes of this section, fair market value shall be determined as of the Anniversary Date coinciding with or immediately preceding the date of exercise. Such “put” option shall be exercised by notifying the Company in writing. The terms of payment for the purchase of such shares of stock shall be as set forth in the “put” and may be either in lump-sum or in installments as determined by the Committee.

An installment payment in connection with such “put” option shall:

(a) be adequately secured, as determined by the Committee;

(b) bear a reasonable rate of interest, as determined by the Committee;

(c) require equal annual payments;

(d) have a payment period not longer than five years from the date the “put” option is exercised;

(e) require that any payments pursuant to the installment obligation must be substantially equal and begin to be made no later than 30 days after the date the “put” option is exercised; and

(f) in all respects satisfy the requirements of Treasury Regulation Section 54.4975-7(b)(12).

If the distribution does not constitute a Total Distribution, the Plan shall pay the Participant an amount equal to the fair market value of the Company Stock repurchased no later than 30 days after the Participant exercises the “put” option. “Total Distribution” shall mean a distribution to a Participant or a Participant’s

Page 11-1

Beneficiary, within one taxable year of such recipient, of the entire balance to the credit of the Participant.

11.2 Continuation of Put Option. The “put” option provided for herein is non-terminable and shall continue to apply to shares of Company Stock purchased by the Trustee with the proceeds of an Exempt Loan or to shares of Company Stock distributed hereunder notwithstanding the repayment of the loan or any amendment to, or termination of, this Plan which causes the Plan to cease to be an employee stock ownership plan within the meaning of Section 4975(e) of the Code.

11.3 Other Restrictions. All Company Stock distributed from the Plan to a Participant or Beneficiary shall be subject to the terms and conditions of Employer’s Stock Purchase Agreement with its shareholders, to the extent not inconsistent with the “put” option provided in Section 11.1 above and the Participant or Beneficiary receiving such stock shall agree to become a party to said Stock Purchase Agreement and be bound by the terms and conditions thereof, subject only to the “put” option provisions provided in Section 11.1 above.

Page 11-2

Section 12

INVESTMENT OF TRUST ASSETS

12.1 Investment Policy. The investment policy of the Plan is to invest primarily in Company Stock. Administrator may direct Trustee to incur debt (including Exempt Loans as provided in Section 20 herein) from time to time to finance the acquisition of Company Stock (except as provided under Section 12.8 for Diversified Investments) by the Trust or otherwise. Administrator may direct that the Trust Fund be invested and held in Company Stock or Administrator may direct Trustee to temporarily invest in other investments pursuant to Section 12.4.

12.2 Investment of Cash Contributions. Employer Contributions in cash and other cash received by the Trust will be applied to any obligations of the Trust incurred for purchase of Company Stock or may be applied to purchase additional shares of Company Stock from current shareholders or from Employer, or may be used to establish the alternate investment funds provided for under Section 12.8, or to the extent available, invested pursuant to Section 14.2 herein.

12.3 Investment of Diversified ESOP Investments. In the event a Qualified Participant elects to diversify the investment of a portion of the Company Stock held in his Account(s) pursuant to Section 12.8 herein, the investment of such funds shall be as provided for in Section 12.8.

12.4 Other Authorized Investments. To the extent funds are available and are not required to be invested in alternate investment funds as provided under Section 12.8 herein, Administrator may direct Trustee to invest funds temporarily in investments deemed by Administrator to be desirable for the Trust, including collective investment funds described in Section 12.5 and mutual funds, or such funds may be held, for short periods of time only, in cash.

12.5 Purchases and Sales of Company Stock. Company Stock may be purchased, sold and resold from and to any person, including the Company. All purchases of Company Stock by the Trust will be made at a price, or at prices, which, in the judgment of Administrator, do not exceed the fair market value of such Company Stock. Sales to any disqualified person, including the Company, will be made at no less than the fair market value of the stock. The determination of fair market value of Company Stock for all purposes under the Plan shall be made by a qualified independent appraisal pursuant to Section 7.2(b). In the case of a transaction with a “disqualified person” as defined in Section 12.9 herein, the valuation shall be determined as of the date of the transaction and no commission shall be charged with respect to a sale to or purchase from a “disqualified person” as defined in Section 4975(e)(2) of the Code.

12.6 Limitation of Liability. To the extent the Trust investments are made pursuant to direction of Administrator and in accordance with the terms of this Plan, Trustee’s obligations with respect to selection and retention of such investments

Page 12-1

shall be limited to those of any agent or a custodian, and Trustee shall not be liable for the selection, prudence, diversification, or tax implications of such investments or of any depreciation in value thereof, provided Trustee do not violate the provisions of paragraphs 12.9 herein.

12.7 Prohibited Transactions. Unless otherwise specifically permitted by law or unless an exemption has been granted pursuant to Section 408(a) of the Act and Section 4975(c)(2) or (d) of the Code, any of the following transactions directly or indirectly between a plan and a party in interest (as defined by Section 3(14) of the Act) or a disqualified person (as defined by Section 4975(e)(2) of the Code) constitutes a prohibited transaction:

(a) A sale or exchange or leasing of any property;

(b) The lending of money or other extension of credit;

(c) The furnishing of goods, services, or facilities;

(d) The transfer to, or use by or for the benefit of a party in interest of any assets of the Plan; or

(e) The acquisition on behalf of a plan of any employer security or employer real property in violation of Section 407 of the Act.

Unless excepted or exempt, a fiduciary, with respect to a plan shall not (1) deal with the assets of the plan in his own interest or for his own account; (2) act in any transaction involving the plan on behalf of a party (or represent a party) whose interests are adverse to the interest of the plan or its Participants or beneficiaries; or (3) receive any consideration for his own personal account from any person dealing with such plan in connection with a transaction involving the assets of the Plan.

12.8 Diversification of Investments. With respect to Company Stock acquired by the Plan, the following provisions shall apply:

(a) Election by Qualified Participant. Each Qualified Participant shall be permitted to direct the Plan as to the investment of up to 25 percent (in whole multiples of one percent) of the value of the Participant’s account balance attributable to Company Stock which was acquired by the Plan (to the extent that such portion exceeds the amount to which a prior election under this paragraph applies) within 90 days after the last day of each Plan Year in the Participant’s Qualified Election Period. Within 90 days after the close of the last Plan Year in the Participant’s Qualified Election Period, a Qualified Participant may direct the Plan as to the investment of up to 50 percent of the value of such account balance (to the extent that such portion exceeds the amount to which a prior election under this paragraph applies). Notwithstanding the foregoing, a Qualified Participant shall not be entitled to make the election hereunder for a Plan Year within the Qualified Election Period if the fair market value of his Accounts as of the last day of such Plan Year is less than $500.

Page 12-2

(i) “Qualified Participant” shall mean a Participant who has attained age 55 and who has completed at least 10 Years of Participation in the Plan.

(ii) “Qualified Election Period” shall mean the six Plan Year period beginning with the Plan Year in which the Participant first becomes a Qualified Participant.

(iii) “Years of Participation in the Plan” shall include Years of Participation in any qualified defined contribution plan maintained by Washington Mutual Bank with respect to former Employees of the Trust Department of Washington Mutual Bank doing business as Western Bank who became Employees of Employer as a result of the acquisition of such Trust Department on April 2, 1999 and Employees of Ledgerwood & Company.

(b) Method of Directing Investment. The Qualified Participant’s direction shall be provided to Administrator in writing; shall be effective no later than 180 days after the close of the Plan Year to which the direction applies; and shall specify which, if any, of the options set forth in this section the Participant selects.

(c) Investment Options.

(i) Alternate Investment Funds. Administrator shall select and offer to Qualified Participants groups of investments (investment funds) into which Qualified Participants may direct the investment of the assets in their accounts which they elect to diversify hereunder. At least three diversified investment funds will be offered, each with materially different risk and return characteristics. Administrator will provide a written description of each such investment option to the Qualified Participant within a reasonable time prior to the Qualified Election Period. Investments in the Participant’s Diversified Investment Account can be transferred between investment options on a quarterly basis. A completed Election Change Form must be received by Administrator at least 90 days before the beginning of any quarter to be effective on the first day of the following quarter. Administrator shall prescribe and modify from time to time uniform and nondiscriminatory procedures for making and changing investment elections, including minimum multiples for allocation of investments among the Investment Funds, frequency, deadlines and effective dates for elections and changes in elections.

To the extent a Qualified Participant exercises control over assets subject to Participant Directed Investments, as provided herein, then that portion of the Plan is intended to be a plan described in Section 404(c) of ERISA and as such the fiduciaries (Trustee(s) and Plan

Page 12-3

Administrator) may be relieved from any liability for any losses which are the direct and necessary result of investment instructions given by Qualified Participants with respect to the assets in their Participant Directed Accounts.

(ii) Distribution of Amount. In lieu of investing in the Alternate Investment Funds provided above, the diversification requirement may be satisfied with respect to a Qualified Participant who elects to direct the investment of the amount subject to the election by Administrator directing that the amount be distributed to the Participant within 90 days after the last day of the period during which the election can be made. Such distribution shall be subject to such requirements of the Plan concerning put options as would otherwise apply to a distribution of Company Stock from the Plan. This Subsection shall apply notwithstanding any other provision of the Plan other than such provisions as require the consent of the Participant to a distribution with a present value in excess of $5,000. If the Participant does not consent, such amount shall be retained in the Plan.

12.9 Dividends. Any cash dividends received by Trustee on Company Stock allocated to the Accounts of Participants (or former Participants or Beneficiaries) may be retained in the Participants’ applicable Accounts or paid to such Participants, former Participants or Beneficiaries (in a nondiscriminatory manner) at the sole discretion of Administrator; provided that any current payment in cash must be paid to Participants, former Participants or Beneficiaries within 90 days after the close of the Plan Year in which the dividend is received by Trustee. Any such payment of cash dividends on shares of Company Stock shall be accounted for as if the Participant or former Participant receiving such dividends was the direct owner of such shares of Company Stock and such payment shall not be treated as a distribution under the Plan.

Page 12-4

Section 13

VOTING COMPANY STOCK

13.1 Allocated Shares. Each Participant (or Beneficiary) shall be entitled to direct the voting of shares of Company Stock allocated to the Participant’s (or Beneficiary’s) Account, on any corporate matter which involves the voting of such shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as may be prescribed in Treasury Regulations. If a Participant (or Beneficiary) shall fail or refuse to give timely instructions as to how to vote any Company Stock allocated to such Account that the Committee otherwise has a right to vote, the Committee shall not exercise its power to direct the vote of such Company Stock. Company Stock which is not allocated to the Participant’s Account shall not be subject to the Participant’s right to vote hereunder.

13.2 Non-Allocated Shares. Company Stock held in the Suspense Account shall not be subject to the Participant’s (or Beneficiary’s) right to vote shares under Section 13.1.

All Company Stock held in the Suspense Account, or which is not otherwise allocated to a Participant’s (or Beneficiary’s) account shall be voted by the Trustees in accordance with instructions from the Committee.

13.3 Procedures. Administrator shall, at least 20 days prior to each meeting of holders of Company Stock, provide each Participant entitled under this section to direct the voting of Company Stock, with notice of such meeting and of those matters which at the time of the mailing of such notice are subject to direction by a Participant, as set forth in this section, and are expected to be presented at such meeting for action by holders of Company Stock, together with an appropriate form with which the Participant can direct the manner of voting on such matters. If instructions on such matters are received by Administrator with respect to any Company Stock at least 10 days prior to such meeting, Administrator shall instruct Trustee to vote in accordance with such instructions.

Page 13-1

Section 14

ADMINISTRATION

14.1 Named Fiduciaries for Administration of Plan and for Investment and Control of Plan Assets.

(a) Board of Directors. The Board of Directors shall have the following duties and responsibilities in connection with the administration of the Plan:

(i) Making decisions with respect to amending or terminating the Plan.

(ii) Making decisions with respect to the selection, retention or removal of the Trustee.

(iii) Appointing, retaining and removing members of the Committee.

(iv) Periodically reviewing the performance of the Trustee, the members of the Committee, persons to whom duties have been allocated or delegated and any advisor appointed pursuant to paragraph 16.2 below.

(v) Determining the form and amount of Regular Employer Contributions and Elected Employer Contributions.

The Board of Directors may by written resolution allocate its duties and responsibilities to one or more of its members or delegate such duties and responsibilities to any other persons; provided, however, that any such allocation or delegation shall be terminable upon such notice as the Board of Directors deems reasonable and prudent under the circumstances.

(b) Administrative Committee.

(i) General. The Committee shall administer the Plan and is designated as the “Plan Administrator” within the meaning of Section 3(16) of ERISA. The members of the Committee shall be comprised of three persons who shall be appointed by the Board of Directors and who may be removed by the Board of Directors at any time with or without cause. All members of the Committee are designated as agents of the Plan for the service of legal process. The Company shall certify to the Trustee the names and specimen signatures of the members of the Committee. Any member may resign at any time by submitting an appropriate written instrument to the Company, and while any vacancy exists, the remaining member(s) of the Committee may perform any act

Page 14-1

which the Committee is authorized to perform. All decisions required to be made by the Committee involving the interpretation, application and administration of the Plan shall be resolved by majority vote either at a meeting or in writing without a meeting.

(ii) Duties and Responsibilities. The Committee shall have the following duties and responsibilities in connection with the administration of the Plan:

a. Establishing and carrying on of a funding policy.

b. Determining the eligibility of Employees for participation in the Plan.

c. Determining the eligibility of Employees for benefits provided by the Plan including such duties and responsibilities as are necessary and appropriate under the Plan’s claims procedures.

d. Complying with the reporting and disclosure requirements established by ERISA and with any reporting and disclosure requirements established by any state or local government.

e. Making recommendations to the Board of Directors with respect to amendment or termination of the Plan, including recommendations with respect to contributions under the Plan.

f. Assuring that bonding requirements imposed by ERISA are satisfied.

g. Maintaining Accounts and other records.

h. Authorizing, allocating and reviewing expenses incurred by the Plan.

i. Communicating with Participants and other persons.

j. Reviewing periodically any allocation or delegation of duties and responsibilities and any appointment of advisers.

k. Investing and controlling the Plan Assets.

Page 14-2

The Committee shall establish rules and regulations and shall take any other necessary or proper actions to carry out its duties and responsibilities.

(iii) Allocation and Delegation of Responsibilities. The Committee may by written resolution allocate its administrative duties and responsibilities to one or more of its members or it may delegate such duties and responsibilities to any other person; provided, however, that any such allocation or delegation shall be terminable upon such notice as the Committee deems reasonable and prudent under the circumstances.

14.2 Investment of Plan Assets. The Plan Assets shall be invested and controlled by the Committee; provided, however, that the actual management of Trust investments, other than Company Stock, may be delegated to the Trustee or may be delegated to one or more investment managers appointed by the Committee. Any investment manager appointed hereunder shall have the power to manage acquire or dispose of assets of the Plan and shall be either an investment adviser registered under the Investment Advisers Act of 1940, or a bank, as defined in that Act, or an insurance company qualified to perform such services under the laws of one or more states. If an Investment Manager has been appointed, the Trustee shall neither be liable for act or omission of such Investment Manager nor be under any obligation to invest or otherwise manage any asset of the Trust Fund, nor shall the Committee be liable for any act or omission of the Investment Manager in carrying out such responsibility. The custody of the Plan Assets shall at all times be retained by the Trustee, unless they consist of insurance contracts or policies issued and held by an insurance company authorized to conduct an insurance business in the state. In addition to appointment of investment managers, the Committee shall have the following duties and responsibilities:

(a) Periodically reviewing the investment of Plan Assets and the performance of the Trustee and any investment managers. With respect to the Trustee, the Committee shall advise the Board of Directors of any matters which might be relevant to the decision as to whether the services of the Trustee should be retained. Based on its review, the Committee shall determine the desirability of appointing or retaining investment managers.

(b) Determining an investment policy to be followed with respect to the Plan Assets and communicating this policy to the person or persons responsible for investing the Plan Assets.

The Committee may by written resolution allocate its investment duties and responsibilities to one or more of its members or delegate such duties and responsibilities to any other persons; provided, however, that any such allocation or delegation shall be terminable upon such notice as the Committee deems reasonable and prudent under the circumstances.

14.3 Funding Policy.

Page 14-3

(a) The Committee shall cause to be made at reasonable intervals an analysis of the future cash requirements of the Plan for payment of benefits and expenses, including in the analysis such information as may be appropriate to meet the Plan’s investment policy.

(b) The investment policy of the Plan is to invest primarily in Company Stock. The Committee shall meet not less frequently than annually to determine the overall investment policy for the Plan Assets, taking into account the future cash requirements of the Plan, and shall communicate the investment policy to the persons actually investing Plan Assets.

14.4 General.

(a) The Board of Directors, the Committee or any person to whom duties and responsibilities have been allocated or delegated, may employ other persons for advise in connection with their respective responsibilities, including actuaries, plan consultants, investment advisers, attorneys and accountants.

(b) Any person may serve in more than one capacity with respect to the Plan.

Page 14-4

Section 15

ROLLOVERS AND PLAN TRANSFERS

15.1 Rollovers.

(a) Transfers of Eligible Rollover Distributions. A distribution from a qualified plan or from an individual retirement account may be transferred to this Trust, subject to the following conditions:

(i) The amount transferred consists entirely of an Eligible Rollover Distribution as defined herein;

(ii) The amount being transferred consists of the same property (other than cash), except as otherwise provided under Section 402(a)(6)(D) of the Code;

(iii) Administrator consents to the transfer;

(iv) The Employee is a Participant under this Plan, unless Employer elects to permit rollovers prior to becoming a Participant under this Plan;

(v) With respect to a transfer from an individual retirement account, a transfer may not be made if, during the preceding one-year period, the Employee has received a similar distribution which was not included in his gross income.

15.2 Direct Rollovers to This Plan. All or any portion of an “Eligible Rollover Distribution,” as defined in Sections 402(c)(4) and (408)(d)(3) of the Code, which is a Direct Rollover, as defined in Section 401(a)(31) of the Code from a qualified plan described in Section 401(a) or 403(a) of the Code, excluding after-tax employee contributions, may be rolled over to this Plan.

15.3 Direct Rollovers and Transfers From Qualified Plans.

(a) Direct Rollovers. Trustee of this Plan is authorized to accept assets from a Trustee of another qualified plan only as a Direct Rollover to this Plan on behalf of an Employee.

(b) Transfers From Other Plans. Trustee of this Plan is authorized to accept assets from a Trustee of another qualified plan, if the Administrator reasonably concludes that the transferor plan is a qualified, if the Adoption Agreement permits such transfers.

Page 15-1

If the transfer is from a qualified plan which is required to provide joint and survivor and preretirement survivor annuity forms of payment to the Participant, the applicable provisions of this Plan shall apply to distributions of such transferred amounts from Employer’s Plan.

To the extent that any optional form of benefit under this Plan permits a distribution prior to the Employee’s retirement, death, disability or Separation from Service, and prior to Plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Section 414(l) of the Code, to this Plan from a money purchase pension plan qualified under Section 401(a) of the Code (other than any portion of those assets and liabilities attributable to Voluntary Employee Contributions).

(c) Administrator’s Acceptance. Administrator may decline to accept any transfer or Rollover, which in the opinion of the Administrator would jeopardize the qualified status of this Plan or impose undue administrative burdens upon this Plan.

Administrator may rely upon a certification provided by the Plan Administrator of the transferor plan that the transferor plan is intended to be a qualified plan. If it is later determined that the transferor plan was not a qualified plan at the time of the transfer of assets to this Plan or that any portion of the distribution was not an Eligible Rollover Distribution, a corrective distribution shall be made from this Plan to the Participant of the amount of the transferred distribution, plus earnings thereon, within a reasonable time after such determination is made.

(d) Prohibited Transfers From Defined Benefit Pension Plans. No merger, consolidation or transfer of assets with a defined benefit pension plan may be made with this Plan unless the transfer constitutes an elective transfer. A transfer of Plan Assets from a defined benefit pension plan which is not an elective transfer will result in Employer’s Plan being treated as an individually designed plan.

(e) Elective Transfers. An elective transfer may be made to this Plan which will not require this Plan to provide for the Code Section 411(d) protected benefits of the transferor plan. An elective transfer must meet the requirements of Treasury regulation 1.411(d)-4, Q&A-3(b) including the following:

(i) The transfer is voluntary, under a fully informed election by the Participant;

(ii) The Participant has an alternative that retains his Code Section 411(d)(6) protected benefits (including an option to leave his benefit in the transferor plan, if that plan is not terminating);

Page 15-2

(iii) The transfer satisfies the applicable spousal consent requirements of the Code;

(iv) The transferor plan satisfies the joint and survivor notice requirements of the Code, if the Participant’s transferred benefit is subject to those requirements;

(v) The Participant has a right to immediate distribution from the transferor plan, in lieu of the elective transfer;

(vi) The transferred benefit is at least the greater of the single sum distribution provided by the transferor plan for which the Participant is eligible or the present value of the Participant’s accrued benefit under the transferor plan payable at that plan’s normal retirement age; and

(vii) The Participant has a 100 percent nonforfeitable interest in the transferred benefit.

15.4 Accounting for Transferred Funds. Amounts received by transfer of a distribution or from another plan will be accounted for in such manner as Administrator shall decide.

15.5 Mergers, Consolidations and Transfers of Plan Assets. In the case of any merger or consolidation with, or transfers of assets to any other Plan, each Participant in this Plan shall be entitled (if the Plan had then terminated) to receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

15.6 Rollovers From Tax-Sheltered Annuities Prohibited. A distribution from an individual retirement account may not be transferred to this Plan if the amount represents a distribution from a tax-sheltered annuity under Section 403(b) of the Code.

15.7 Transfers to Other Plans. If a Participant shall be entitled to receive a distribution of benefits under this Plan and (i) becomes a Participant under another qualified plan established by Employer or (ii) shall be subsequently employed by another employer which has a qualified plan, the Participant’s vested interest in his account(s) under this Plan may be transferred directly to the Trustee of the other plan if the following conditions are satisfied:

(a) The plan to which such funds are to be transferred permits the transfer to be made;

(b) The Participant’s vested interest in the transferred funds shall not be forfeitable or reduce in any way the obligation of the new employer;

(c) The transferee plan provides for all protected benefit options contained in this Plan, as required under Section 411(d)(6) of the Code.

Page 15-3

15.8 Transfers from Money Purchase Pension Plans. Notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the Employee’s retirement, death, disability or Separation from Service, and prior to Plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Section 414(l) of the Code, to this Plan from a money purchase pension plan qualified under Section 401(a) of the Code (other than any portion of those assets and liabilities attributable to Voluntary Employee Contributions).

Page 15-4

Section 16

AMENDMENT AND TERMINATION

16.1 Amendment. To provide for contingencies which may require or make advisable the clarification, modification or amendment of this Agreement, the Company reserves the right to amend the Plan at any time and from time to time, in whole or in part, including without limitation, retroactive amendments necessary or advisable to qualify the Plan and Trust under the provisions of Section 401(a) of the Internal Revenue Code, or any successor or similar statute enacted. However, no such amendment shall (a) cause any part of the assets of the Plan and Trust to revert to or be recoverable by the Company or be used for or diverted to purposes other than the exclusive benefit of Participants, former Participants and Beneficiaries; or (b) eliminate an optional form of distribution, except to the extent permitted under the regulations. Amendments shall apply to all Participating Employers who have adopted this Plan.

16.2 Restrictions on Amendment. Any amendment by the Employer to this Plan must be in writing and shall comply with the following restrictions:

(a) No amendment shall authorize or permit any accrued benefits, to the extent funded, (other than such part as is required to pay taxes and administration expenses or otherwise permitted by this Plan) to be used for or diverted to purposes other than for the exclusive benefit of the Participants or their beneficiaries.

(b) No amendment shall cause or permit any portion of the Trust Fund to revert to or become the property of Employer, except as otherwise provided herein prior to the satisfaction of all liabilities to Participants and their Beneficiaries.

(c) No amendment shall cause any reduction in the nonforfeitable accrued benefits of any Participant, except as may be permitted under the Act, necessary to continue qualification of the Plan and Trust as exempt under the Code; or permitted under Section 412(c)(8) of the Code or this Plan.

(d) No amendment shall have the effect of decreasing a Participant’s vested interest determined without regard to such amendment as of the later date of the date such amendment is adopted or the date it becomes effective.

(e) No amendment shall decrease a Participant’s account balance, except to the extent permitted under Section 412(c)(8) of the Code. For purposes of this paragraph, a plan amendment which has the effect of decreasing a Participant’s account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing an accrued benefit.

Page 16-1

(f) No amendment shall reduce or eliminate a protected benefit under Section 411(d)(6) of the Code with respect to benefits accrued up to and including the date the amendment is adopted (or, if later, the Effective Date) except as permitted by Section 412(c)(8) of the Code, Section 4281 of the Act, Treasury Regulations or by authority of the Commissioner of the Internal Revenue Service exercised through publication of revenue rulings, notices or other documents of general applicability. In the event the Administrator determines that any amendment to this Plan or the adoption of this Plan as a restatement of an existing plan has the affect of eliminating or reducing a protected benefit in violation of Section 411(d)(6) of the Code or regulations promulgated thereunder, the amendment shall be disregarded to the extent necessary to satisfy Section 411(d)(6) and the regulation.

An amendment reduces or eliminates Code Section 411(d)(6) protected benefits if the amendment has the effect of either (i) eliminating or reducing an early retirement benefit or a retirement-type subsidy (as defined in Treasury Regulations), or (ii) eliminating an optional form of benefit except to the extent permitted under Treasury Regulations.

The preceding provisions of this paragraph (f) shall not apply to a plan amendment that eliminates or restricts the ability of a Participant to receive payment of his or her account balance under a particular optional form of benefit if the amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit being eliminated or restricted. For this purpose, a single-sum distribution form is otherwise identical only if the single-sum distribution form is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the participant) except with respect to the timing of payments after commencement.

16.3 Effective Date of Amendments. Any amendment shall be effective on the date provided therein and may have retroactive effect if necessary to satisfy the requirements of the Code or the Act. Amendments may be adopted at any time prior to the later of the time prescribed by law for filing the tax return of Employer for the fiscal year in which such amendment was adopted (including extensions thereof), a date designated by the Secretary of the Treasury or his delegate, or as otherwise permitted by law.

16.4 Termination and Discontinuance of Contributions. Primary Employer shall have the right at any time to discontinue Employer Contributions hereunder and to terminate the Plan hereby created by delivering to the Trustee, Administrator and all Participating Employers written notice of such discontinuance or termination. The Plan shall also terminate with respect to an Employer upon the dissolution, merger, consolidation, bankruptcy or reorganization of the Employer or the sale by the Employer of substantially all of its assets unless the Administrator’s successor in interest or purchaser substitutes itself for the Employer under this Plan.

Page 16-2

Upon complete discontinuance of Employer’s Contributions to the Plan or upon termination or partial termination of the Plan, the rights of all affected Participants to accrued benefits under such Plans to the date of such termination or discontinuance, to the extent funded as of such date, shall become fully vested and nonforfeitable. Unallocated forfeiture accounts shall be credited back to the Participant’s Account(s) as provided in Section 8 herein. Forfeitures occurring prior to the date of termination shall not become fully vested or restored to the Participant’s Account as a result of a complete or partial termination of the Plan.

16.5 Distribution of Plan and Trust. Upon permanent discontinuance of contributions under the Plan, the Plan and Trust created hereunder shall not automatically terminate. Primary Employer shall have the option of terminating the Plan and Trust or continuing the Plan in accordance with the provisions of this section. If Employer elects to continue the Plan and Trust, Trustee shall continue to hold the fully vested and nonforfeitable accounts of the Participants for their benefit, and the Trust Agreement shall be administered as though the Plan were otherwise in full force and effect, to the extent not inconsistent with this section; provided, however, that no further contributions will be made thereafter by either Employer or the Participants.

16.6 Liquidation of Plan and Trust. If the Primary Employer elects to terminate the Plan and Trust, the Primary Employer shall direct Trustee to distribute the assets remaining in the Trust after payment of any expenses properly chargeable against the Trust to the Participants in the amounts credited to their accounts as of the date of such termination. If a Participant’s Account balance under the Plan exceeds $5,000 and the Participant does not consent to an immediate distribution: (a) Administrator may purchase and distribute from a commercial provider an annuity contract for such Participant with the Participant’s Account balance if an annuity option is otherwise available under the terms of this Plan; or (b) the Participant’s Account may be transferred without the Participant’s consent to another plan maintained by a Related Employer; or (c) if no other plan is maintained by a Related Employer the Account may then be distributed to the Participant without the consent of the Participant; provided, however, Participant Elective Deferrals, Qualified Employer Nonelective Contributions and income attributable thereto, may be distributed to Participants or their Beneficiaries, provided that neither the Employer or a Related Employer establishes or maintains a Successor Plan at the time of the termination of the Plan or within the period ending 12 months after the final distribution of assets. If Employer maintains a Successor Plan, the Participant’s Accounts may be transferred to the Successor Plan. A “Successor Plan” means another defined contribution plan maintained by the same Employer, other than an ESOP, a Simplified Employee Pension Plan or a SIMPLE IRA Plan. If fewer than two percent of the Eligible Employees under this Plan at the time of its termination, are or were eligible under the other defined contribution plan at any time during the 24-month period beginning 12 months before the time of termination, then the other plan is not treated as a “Successor Plan.” A distribution made pursuant to Plan termination, must be part of a lump-sum distribution to the Participant of his vested Accrued Benefit.

16.7 Dissolution of Employer. In the event Employer shall be dissolved or liquidated and has elected not to terminate this Trust, Administrator shall retain all of its powers and duties granted herein and shall assume the authority to fill any vacancies occurring, to appoint successor Trustees in the event of resignation by Trustee and to

Page 16-3

amend the Plan and Trust in order to keep the Plan and Trust qualified under applicable law. If Employer is Administrator, a successor Administrator shall be appointed.

16.8 Withdrawal by Participating Employer. A Participating Employer may not withdraw from the Plan without the written consent of the Primary Employer. The Primary Employer is authorized and directed to take all necessary actions as the agent for each Participating Employer to maintain the registration and qualification under Section 401(a) of the Code on behalf of the Participating Employer.

16.9 Amendments to Trust. Employer may amend the provisions of the Trust Agreement contained herein relating to investments and Trustee’s duties so long as the amended provisions are not in conflict with any other provision of the Plan and do not cause the Plan to fail to qualify under Section 401(a) of the Code.

Page 16-4

Section 17

ALLOCATION LIMITATIONS

17.1 General Limitations.

(a) For limitation years beginning before January 1, 2002, the maximum annual that may be contributed or allocated to a Participant’s account under the plan for any limitation year shall not exceed the lesser of:

(i) the Defined Contribution Dollar Limitation, or

(ii) 25 percent of the Participant’s compensation for the limitation year.

(b) For limitation years beginning on or after January 1, 2002, except for catch up contributions described in Section 414(v) of the Code, the annual addition that may be contributed or allocated to a Participant’s account under the Plan for any limitation shall not exceed the lesser of:

(i) $40,000, as adjusted for increases in the cost of living under Section 415(d) of the Code or

(ii) 100 percent of the Participant’s compensation for the limitation year.

The compensation limitation referred to above shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition under Sections 415(l)(1) or 419A(d)(2) of the Code.

If a short limitation year is created because of an amendment changing the limitation year to a different 12-consecutive-month period, the maximum permissible amount will not exceed the defined contribution dollar limitation multiplied by the following fraction:

Number of months in the short limitation year

12

If no more than one-third of the Company Contributions for that limitation year is allocated to the Accounts of Highly Compensated Employee Participants, then the Defined Contribution Dollar Limitation shall not apply to forfeitures of Company Stock if such Company Stock was acquired with the proceeds of a loan (as described in Section 404(a)(9)(A) of the Code), or Employer Contributions to this Plan which are deductible under Section 404(a)(9)(B) of the Code and charged against the Participant’s account.

The compensation limitation referred to above shall not apply to:

Page 17-1

(i) Any contribution for medical benefits (within the meaning of Section 419(A)(f)(2) of the Code) after severance from employment which is otherwise treated as an Annual Addition, or

(ii) Any amount otherwise treated as an Annual Addition under Section 415(l)(1) of the Code.

For purposes of the Plan, “Annual Addition” shall mean the amount allocated to a Participant’s Account during the Limitation Year that constitutes:

(i) Employer Contributions,

(ii) Employee Contributions,

(iii) Forfeitures,

(iv) Amounts described in Sections 415(l)(1) and 419(A)(d)(2) of the Code; and

(v) Allocations under a Simplified Employee Pension Plan.

If no more than one-third of the Company Contributions for a Limitation Year that are deductible as principal or interest payments on an Exempt Loan, pursuant to the provisions of Section 404(a)(9) of the Code, are allocated to Highly Compensated Employee Participants, then the limitations imposed by subsection (a)(i) or (ii) above, whichever is applicable, shall not apply to:

(i) Forfeitures of Company Stock if the Company Stock was acquired with the proceeds of an Exempt Loan, or

(ii) Company Contributions that are deductible as interest payments on an Exempt Loan under Section 404(a)(9)(B) of the Code and charged against a Participant’s Account.

The term “Total Annual Compensation” for purposes of this section of the Plan shall mean only the Participant’s Earned Income, wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding all other forms of compensation.

(c) If the Company is contributing to another defined contribution plan, as defined in Section 414(i) of the Code, for Employees of the Company, some or all of whom may be Participants in this Plan, then any such Participant’s Annual Additions in such other plan shall be aggregated with the

Page 17-2

Participant’s Annual Additions derived from this Plan for purpose of the limitation in subparagraph (a) of this paragraph.

(d) For Plan Years beginning before January 1, 2000, if a Participant in this Plan is also a Participant in a defined benefit pension plan, as defined in Section 414(j) of the Code, to which contributions are made by the Company, then in addition to the limitation contained in subparagraph (a) of this section, such Participant shall be subject to the limitation set forth in Section 415(e) of the Code.

(e) If Company Stock is purchased from a shareholder of the Company and if such shareholder is also a Participant in this Plan, then, notwithstanding anything to the contrary contained in this Plan, the total account balances of such Participant’s Accounts, combined with the total account balances of such Participant’s spouse, parents, grandparents, children and grandchildren, shall not exceed 20 percent of the total of all account balances under the Plan.

(f) If the account balances or the Annual Additions to a Participant’s Accounts would exceed the limitations described in subparagraphs (a), (b), (c) or (d) of this Section, the aggregate of the Annual Additions to this Plan and the Annual Additions to any other plan described in subparagraph (c) shall be reduced until the applicable limitation is satisfied.

(g) The reduction described above shall be treated as a Forfeiture and shall be allocated as such to the Accounts of Participants who are not affected by this limitation.

(h) If any amount cannot be reallocated under the foregoing provision, such amount shall be deposited in a Suspense Account and allocated to the maximum extent possible under Section 17.1(a) in succeeding years.

(i) If any amount remains in such Suspense Account upon termination of the Plan, such amount shall thereupon revert to the Company.

17.2 “Limitation Year” shall mean the Plan Year. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive-month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

17.3 Return to Employer. Upon Employer’s request, an Employer Contribution may be returned to Employer if:

(a) The contribution is made by reason of a good-faith mistake of fact; or

(b) The contribution is conditioned on its deductibility under the Code and it is disallowed as a deduction.

Page 17-3

The return to Employer of the amount of the contribution involved must be made within one-year of the mistaken payment of the contribution, or the date of disallowance of the deduction, as the case may be. The return to Employer may occur even if a resulting adjustment is made to the accounts of Participants which are partially or entirely nonforfeitable under Section 8 herein. The amount which may be returned shall be the excess of (i) the amount contributed over (ii) the amount that would have been contributed had there not occurred a mistake of fact. If the return is by reason of nondeductibility, the amount shall be the portion which is not deductible. Earnings attributable to the contribution to be returned may not be returned to Employer, but losses attributable thereto must reduce the amount to be returned.

Page 17-4

Section 18

STAND-BY TOP-HEAVY PROVISIONS

18.1 General. If the Plan is or becomes top heavy or a member of a “required aggregation group” which is a “top-heavy group” (as defined in Section 416 of the Code), in any Plan Year after December 31, 1983, the provisions of this Section will supersede any conflicting provisions in the Plan, but only for those Plan Years in which the Plan remains top heavy, except as otherwise provided below with respect to vesting. The top-heavy provisions shall only apply to Employees who completed at least one Hour of Service in a top-heavy year. The top-heavy provisions shall be interpreted to meet the requirements of Section 416 of the Code and the Regulations promulgated thereunder. If Employer’s Plan is or becomes top-heavy, the top-heavy vesting schedule applicable to Employer’s Plan will not be cut back in any Plan Year when the Plan ceases to be top heavy.

18.2 Top-Heavy Year. “Top-Heavy Year” shall mean any Plan Year beginning after December 31, 1983, in which the present value of the cumulative accrued benefits, with respect to Key Employees in the aggregation group of plans, exceeds 60 percent of the present value of the cumulative accrued benefits for all Employees in the aggregation group of plans on the applicable determination date.

18.3 Definitions. For purposes of this Section, the following definitions shall apply:

(a) Key Employee. Any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date is an officer of Employer having an Annual Compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for plan years beginning after December 31, 2002), a 5-percent owner of Employer. or a 1-percent owner of Employer having an Annual Compensation of more than $150,000.

The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(b) Annual Compensation. Compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee’s gross income under Sections 125, 132(f)(4), 402(e)(3), 402(h) or 403(b) of the Code. The determination period is the Plan Year containing the determination date and the four preceding Plan Years.

(c) Top-heavy Plan. This Plan is top heavy if any of the following conditions exists:

Page 18-1

(i) If the top-heavy ratio for this Plan exceeds 60 percent, and this Plan is not part of any required aggregation group or permissive aggregation group of plans.

(ii) If this Plan is a part of a required aggregation group of plans, but not part of a permissive aggregation group, and the top-heavy ratio for the group of plans exceeds 60 percent.

(iii) If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60 percent.

(d) Top-heavy Ratio:

(i) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which, during the one-year period (five-year period in determining whether the Plan is top-heavy for Plan Years beginning before January 1, 2002) ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for this Plan alone, or for the required or permissive aggregation group as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the determination date(s) (including any part of any account balance distributed in the the one-year period ending on the determination date(s)) (five-year period ending on the determination date in the case of a distribution made for a reason other than severance from employment. death or disability and in determining whether the plan is top-heavy for plan years beginning before January 1, 2002), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the one-year period ending on the determination date(s)) (five-year period ending on the determination date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the plan is top-heavy for plan years beginning before January 1, 2002), both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of, the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

(ii) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which, during the one-year period (five year period in determining whether the plan is top-heavy for plan years beginning before January 1, 2002) ending on the determination date(s), has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation

Page 18-2

group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (i) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the determination date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the one-year period ending on the determination date (five-year period ending on the determination date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the plan is top-heavy for plan years beginning before January 1, 2002).

(iii) For purposes of (i) and (ii) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The account balances and accrued benefits of a Participant (a) who is not a Key Employee but who was a Key Employee in a prior year, or (b) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the one-year period (five-year period in determining whether the plan is top-heavy for plan years beginning before January 1, 2002) ending on the determination date, will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible Employee Contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

The accrued benefit of a Participant, other than a Key Employee, shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

Page 18-3

(e) Permissive Aggregation Group. The required aggregation group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

(f) Required Aggregation Group. (i) Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

(g) Determination Date. For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

(h) Valuation Date. The same date as the Determination Date.

(i) A Non-Key Employee is an Employee who is not a Key Employee.

18.4 Top-Heavy Minimum Contributions.

(a) If the Plan is a top-heavy plan for a Plan Year, the Employer shall contribute to the Plan for the benefit of and allocate to all Non-Key Employee Participants who are employed on the last day of the Plan Year, an amount not less than the lesser of the following:

(i) Three percent of the Non-Key Employee Participant’s Annual Compensation (as defined in Section 18.3 herein); or

(ii) In the case where Employer has no defined benefit plan which designates this Plan to satisfy Section 401 of the Code, the largest percentage of Employer contributions and Forfeitures, as a percentage of Key Employee’s Annual Compensation (as defined in Section 18.3 herein), allocated on behalf of any Key Employee for that year.

For purposes of determining the amount of the top-heavy minimum contribution, Annual Compensation for any Plan Year shall not exceed the the OBRA ’93 Annual Compensation Limit set forth in Section 2.6-1.

The Minimum Contribution is determined without regard to any integration with social security otherwise permitted under Section 401(l) of the Code and without regard to any number of Hours of Service performed during the Plan Year or any stated amount of compensation.

Page 18-4

This minimum allocation shall be made even though, under other plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the Participant’s failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan), or (ii) the Participant’s failure to make mandatory employee contributions to the Plan, or (iii) compensation less than a stated amount.

(b) Minimum Contributions Under Other Plans. If Employer has adopted another plan or plans, one of which is a money purchase pension plan, then the Minimum Contribution shall be made first under the money purchase pension plan. If the allocation made under the money purchase pension plan is not sufficient to satisfy the required Minimum Contribution, the additional amount required to satisfy the required Minimum Contribution shall be contributed and allocated under this Plan.

If the allocation under the Money Purchase Pension Plan is not sufficient to satisfy the required Minimum Contribution, the additional amount required to satisfy the required Minimum Contribution shall be contributed and allocated under the Plan.

(c) Top-Heavy Contribution with Defined Benefit Plan. For Plan years beginning before January 1, 2000, the following shall apply:

If a Key Employee is a Participant in both a defined contribution and defined benefit plan and such plans are part of a top-heavy group, appropriate minimums may be provided in each plan. Alternatively, each Non-Key Employee participating in both plans will receive a minimum defined contribution minimum of five percent of Annual Compensation as selected in the Adoption Agreement.

If the Plan is not a Super Top-Heavy plan, and Employer uses a factor of 125 percent in the denominators of the defined benefit and defined contribution fractions, one of the following will be met:

(i) For plans where Participants are only covered by a defined benefit plan and not under this Plan, the defined benefit minimum shall be increased by one percent for each Year of Service up to a maximum of 10.

(ii) For Participants only covered by this Plan, a defined contribution minimum contribution of four percent shall be provided in lieu of three percent as provided in 18.4(a)(i).

(iii) For Participants covered by both types of plans, each of which is top-heavy, a defined contribution minimum

Page 18-5

contribution of seven and one-half percent of Annual Compensation shall be provided.

18.5 Vesting. Vesting shall be determined in accordance with the following schedule:

Years of Service for Vesting Purposes	Vested Interest

Less than 3 years	0%
3 years or more	100%

If the Plan becomes top-heavy with the vesting schedule herein becoming effective, and the Plan subsequently is determined not to be top-heavy the top-heavy vesting schedule will not automatically revert back to the prior schedule without complying with the requirements of Code Section 411(a)(10) and the regulations thereunder, including the election of former schedule provisions which must be given to Participants with at least three years of service.

18.6 Annual Additions Limitations. If for any Plan Year a Participant is a Participant in both a defined contribution plan and this Plan and such plans are part of a top-heavy group, the determination of the sum of the defined contribution plan fraction and the defined benefit fraction for purposes of Code Section 415(e) shall be made substituting “1.0” for “1.25,” unless the extra minimum benefit or contribution is made. The extra required minimum contribution shall be 7 1/2 percent. Also, for any Plan Year in which the plans are part of a super top-heavy group, 1.0 shall be substituted for 1.25 in any event.

Page 18-6

Section 19

USERRA

19.1 General. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

19.2 USERRA Deferrals and Contributions. In accordance with USERRA, Participants with Qualified Military Service who are reemployed by Employer shall be entitled to restoration of certain benefits under the Plan as follows:

(a) Employer Contributions. The Employer will contribute a Make-Up Contribution to the Account of each participant who is reemployed by an Employer after Qualified Military Service equal to the amount of Employer Contributions the Participant would have received if the Participant had been employed by Employer during the period of Qualified Military Service and received Compensation as defined below.

(b) Investment Experience and Forfeitures. An Employer who reemploys a Participant after Qualified Military Service is not required to credit any earnings to a Participant with respect to any USERRA Make-Up Contribution before the contribution is credited to the Participant’s Account. An Employer is not required to allocate any Forfeiture that occurred during the period of Qualified Military Service that would otherwise have been allocated to the Participant’s Account based on Compensation deemed earned during the period of Qualified Military Service.

19.3 Definitions. For purposes of this Section of the Plan, the following terms shall have the following meanings:

(a) “USERRA” means the Uniformed Services Employment and Reemployment Rights Act of 1994.

(b) “USERRA Make-Up Contributions” means a contribution that is required to be made by Employer to the Plan for a Participant who is reemployed after Qualified Military Service.

(c) “Qualified Military Service” means any period of uniformed military service (as described in Chapter 43 of Title 38, United States Code) by any Participant, but only if the Participant is entitled to reemployment rights (as provided by said Chapter 43) with respect to such services.

(d) “Compensation.” In determined the maximum amount of USERRA Make-Up Contributions, a Participant will be treated as having Compensation from Employer during the period of Qualified Military Service equal to the rate of pay the Participant would have received from Employer but

Page 19-1

for Qualified Military Service. If the Participant’s Compensation during the period of Qualified Military Service cannot be determined with reasonable certainty, Compensation for the period will be based on the Participant’s average Compensation from Employer during the 12-month period immediately preceding the Participant’s Military Service or, if shorter than 12 months, the period of employment immediately preceding the Qualified Military Service.

Page 19-2

Section 20

MISCELLANEOUS

20.1 Participation by Affiliated Company.

(a) Any Affiliated Company presently existing or hereafter acquired may, with the consent of the Company, adopt the Plan and Trust and thereby enable its Employees to participate herein.

(b) In the event any Participant is transferred to an Affiliated Company which is a participating Employer, he shall continue to participate hereunder in all respects. Any Participant who is transferred to an Affiliated Company which is not a participating Employer shall be treated as a suspended Participant in accordance with Section 3.7.

20.2 Merger; Transfer of Assets.

(a) If the Company merges or consolidates with or into a corporation, or if substantially all of the assets of the Company shall be transferred to a corporation, the Plan hereby created shall terminate on the effective date of such merger, consolidation or transfer. However, if the surviving corporation resulting from such merger or consolidation, or the corporation to which the assets have been transferred, adopts this Plan, the Plan shall continue and said corporation shall succeed to all rights, powers and duties of the Company hereunder. The employment of any Employee who is continued in the employ of such successor corporation shall not be deemed to have been terminated for any purpose hereunder.

(b) In no event shall this Plan be merged or consolidated with any other employee benefit plan, nor shall there be any transfer of assets or liabilities from this Plan to any other such plan, unless immediately after such merger, consolidation or transfer, each Participant’s benefits, if such other plan were then to terminate, are at least equal to or greater than the benefits which the Participant would have been entitled to had this Plan been terminated immediately before such merger, consolidation or transfer.

20.3 Prohibition Against Assignment. The benefits provided by this Plan may not be assigned or alienated; provided, however, that a Qualified Domestic Relations Order shall not be construed as an assignment or alienation. Except for indebtedness to the Trust and orders to make payments or assign benefits to a spouse, former spouse, child or other dependent under a Qualified Domestic Relations Order, neither the Company nor the Trustee shall recognize any transfer, mortgage, pledge, hypothecation, order or assignment by any Participant or Beneficiary of all or part of his interest hereunder, and such interest shall not be subject in any manner to transfer by operation of law, and shall be exempt from the claims of creditors or other claimants from all orders, decrees, levies, garnishment and/or executions and other legal or

Page 20-1

equitable process or proceedings against such Participant or Beneficiary to the fullest extent which may be permitted by law.

20.4 Applicable Law; Severability. The Plan hereby created shall be construed, administered and governed in all respects in accordance with ERISA and to the extent not superseded by federal law, in accordance with the laws of the State of Oregon; provided, however, that if any provision is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with the Plan being a Qualified Employee Stock Bonus Plan within the meaning of the Internal Revenue Code. If any provision of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

20.5 Missing Participants or Beneficiaries. In the event a distribution is to be made to a Participant or a Beneficiary who cannot be located after the benefit becomes payable, the Administrator shall make reasonably diligent attempts to ascertain the whereabouts of the Participant or Beneficiary, by notifying any such Participant or Beneficiary by certified or registered mail addressed to his last known address of record with the Administrator or Employer that he is entitled to a distribution under the Plan. If the Participant or Beneficiary fails to claim his distributive share or make his whereabouts known in writing to the Administrator within six months from the date of mailing of the notice, the account shall be forfeited and allocated to those Participant’s entitled to an allocation of forfeitures pursuant to Section 6 as of the last day of the Plan Year coinciding with or following the expiration of the six-month period. In the event the Participant or Beneficiary is located subsequent to the forfeiture and makes a claim for benefits, the forfeited benefit shall be reinstated and restored to the same dollar amount of the benefit forfeited, unadjusted for any gains or losses occurring subsequent to the date of the forfeiture. The restoration shall be made first from the amount, if any, of Forfeitures occurring during the Plan Year in which the reinstatement occurs and then from the amount, or additional amount, Employer shall contribute to enable Administrator to make the required restoration. Administrator shall direct Trustee to distribute the Participant’s or Beneficiary’s restored account to him not later than 60 days after the close of the Plan Year in which the Administrator restores the forfeited benefit.

20.6 Expenses of the Plan and Trust. The Trustees shall pay from the Trust Fund all costs of administering the Plan and any expenses of the Trust, other than normal brokerage charges which are included in the cost of securities purchased (or charged to proceeds in the case of sales).

20.7 No Contractual Relationship. The establishment of this Plan shall not be construed as creating any contract of employment between any Employer and any Employee. Nothing herein contained shall give any Employee of an Employer the right to inspect the books of the Employer or any Related Employer; nor to interfere with the right of the Employer to discharge any Employee at any time; nor shall it give any Employer the right to require any Employee to remain in its employ; nor shall it interfere with any Employee’s right to terminate his employment at any time.

Page 20-2

20.8 Liability for Benefits. All Plan Benefits payable under this Plan shall be provided solely from the Trust, to the extent funded, and neither the Employer, the Administrator or Trustee assumes any liability or responsibility therefor.

20.9 Inability to Perform. Neither the Employer, the Administrator or the Trustee shall be responsible for any inability to perform or delay in performing, any act occasioned by any person or by law, and, in the event any such inability or delay shall be so occasioned, the Employer, the Administrator or the Trustee shall perform such act which, in their sole discretion, most completely carries out the intention and purpose of this Plan. All parties to this Plan or in any way interested therein shall be bound by any acts so performed under such conditions.

20.10 Participant’s Rights. No Participant or Beneficiary shall have any rights or interest in any specific assets in the Trust, except as expressly set forth herein.

20.11 Plan and Trust Binding on all Parties. The Plan and Trust provisions shall be binding upon the heirs, personal representatives, successors and assigns of all present and future parties.

20.12 Waiver of Notice. Any person, including a Participant or Beneficiary, entitled to notice under the Plan may waive the notice.

20.13 Third Party. No person dealing with the Trustee is obligated to see to the proper application of any money paid or property delivered to the Trustee, or to inquire whether the Trustee has acted pursuant to any of the terms of the Plan. Each person dealing with the Trustee may act upon any notice, request or representation in writing by the Trustee, or by the Trustee’s duly authorized agent, and is not liable to any person in so acting. The certificate of the Trustee that it is acting in accordance with the Plan will be conclusive in favor of any person relying on the certificate. If more than two persons act as Trustee, a decision of the majority of such persons controls with respect to any decision regarding the administration or investment of the Trust Fund.

20.14 Use of Terms. Wherever appropriate, words used herein in the singular may include the plural, or the plural may be read as the singular, and the masculine may include the feminine.

Page 20-3

Section 21

EXEMPT LOANS TO ACQUIRE COMPANY STOCK

21.1 Acquisition of Company Stock. Trustee is expressly authorized to acquire Company Stock for cash. However, for Plan Years beginning after December 31, 1998, Company Stock may be purchased with borrowed funds if such borrowed funds constitute an exempt loan, pursuant to Section 21.2.

21.2 Exempt Loans. Administrator may direct Trustee to obtain loans. Any such loan will meet all requirements necessary to constitute an “Exempt Loan” within the meaning of Section 4975(d)(3) of the Code and Treasury Regulations Section 54.4975-7(b)(1)(iii) and shall be used primarily for the benefit of the Participants and their Beneficiaries. The proceeds of any such loan shall be used, within a reasonable time after the loan is obtained, only to purchase Company Stock, repay the loan, or repay any prior loan.

“Exempt Loan” means any loan described in Section 4975(d)(1) of the Code to Trustee made or guaranteed by a disqualified person (within the meaning of Section 4975(e)(2) of the Code), including, but not limited to, a direct loan of cash, a purchase money transaction, an assumption of an obligation of Trustee, an unsecured guarantee or the use of assets of a disqualified person (within the meaning of Section 4975(e)(2) of the Code) as collateral for a loan.

An Exempt Loan shall meet the following conditions:

(a) The stock purchased must be the sole collateral for the Exempt Loan and the creditor shall have no recourse against the Trust except with respect to such collateral, contributions that are made to the Plan to meet its obligations under the Exempt Loan (other than contributions of Company Stock), and earnings attributable to such collateral and the investments of such contributions.

(b) Any such Exempt Loan must be at a reasonable rate of interest (as determined under Treasury Regulation 54.4975-7(b)(7)), and all other terms of the Exempt Loan must be commercially reasonable.

(c) Any such Exempt Loan must be for a specific term and cannot be payable at the demand of any person except in the case of default.

(d) The Exempt Loan shall be repaid only from contributions by Employer to the Trust, from amounts earned from the collateral, from collateral given for the Exempt Loan in the event of a default on such loan, and dividends paid by Employer attributable to shares allocated to Company Stock Accounts of Participants and used to make payments on an Exempt Loan.

Page 21-1

(e) The transaction is primarily for the benefit of the Participants and their Beneficiaries.

21.3 Release of Company Stock from Suspense Account. The Exempt Loan must provide for a release from encumbrance of Plan Assets used as collateral for the loan. The purchased shares shall be maintained in a Suspense Account.

The number of shares to be released will be determined in the following manner:

(a) Special Rule. If the Exempt Loan provides annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of principal and interest over 10 years, and if (at the time of any renewal, extension or refinancing of such Exempt Loan) the sum of the expired duration of the Exempt Loan including any renewal or extension period of such Exempt Loan and the duration of any new loan does not exceed 10 years, then for each Plan Year during the duration of the Exempt Loan the number of shares of Company Stock released from such pledge shall equal the number of encumbered securities held immediately before release for the current Plan Year multiplied by a fraction. The numerator of the fraction is the principal paid in such Plan Year. The denominator of the fraction is the sum of the numerator plus the principal to be paid for all future years. Such years will be determined without taking into account any possible extension or renewal periods. To the extent that the net proceeds received by the Plan in respect of any Exempt Loan exceed the stated principal amount of the Exempt Loan that portion of any interest payment that would be deemed to be a repayment of principal under standard loan amortization tables shall be treated as principal paid or principal to be paid, as the case may be, for purposes of the above calculation.

(b) General Rule. If the Exempt Loan does not satisfy the conditions stated in subparagraph (a), then for each Plan Year during the duration of the Exempt Loan, the number of shares of Company Stock released from such pledge shall equal the number of encumbered securities held immediately before release for the current Plan Year multiplied by a fraction. The numerator of the fraction is the sum of principal and interest paid in such Plan Year. The denominator of the fraction is the sum of the numerator plus the principal and interest to be paid for all future years. The number of future years will be determined without taking into account any possible extension of renewal periods and will be definitely ascertainable. If the interest rate on the Exempt Loan is variable, the interest to be paid in all future years for purposes of this paragraph will be computed by using the interest rate applicable as of the last day of the applicable Plan Year.

The shares released during any fiscal year shall be allocated in accordance with Section 6 to the Accounts of Participants who satisfy the requirements of such section for such year.

Page 21-2

21.4 Employer Guarantee. Notwithstanding any provision herein, Employer may guarantee repayment of such loan by the Trust to any creditor thereof.

21.5 Restrictions of Company Stock Acquired With Exempt Loan. No security acquired with borrowed funds may be subject to a “put”, call or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan, except as provided in Section 11 herein.

Page 21-3

Section 22

CLAIMS PROCEDURE

22.1 Filing of Claim. A Participant or Beneficiary may make a claim for a Plan Benefit by written request to the Plan Administrator.

22.2 Notification of Decision. A decision shall be made on the claim as soon as practicable and shall be communicated in writing to the person who made the claim. If the claim is partially or wholly denied, written notice of such denial shall be made to the claimant within 90 days after receipt of the written claim by the Plan Administrator. The notice of denial shall contain:

(a) The reasons for the denial, with specific reference to the provisions of the Plan upon which the denial is based;

(b) If required, a description of any additional data necessary, which may be furnished to further support the request, and the reason why such additional data may be necessary; and

(c) Notice of the claimant’s right to have the denial reviewed, together with specific information as to the steps to be taken, and the time limit involved, if the claimant wishes to request a review of the decision.

If a written communication of the decision is not made within 90 days, the claimant may deem the request denied.

22.3 Request for Review. If a claimant receives a notice of denial or if no response has been made to his claim within a specified 90 days, the claimant may request a review of his claim and the denial thereof by giving written notice to the Plan Administrator. The claimant’s request for review must be made not later than 60 days after receipt of the notice of denial, or if no such notice has been given, within 60 days after the expiration of the 90-day period specified for such notice. If the written request for review is not made within the specified 60-day period, the claimant shall waive his right to review.

22.4 Review. A review shall be promptly made by the Plan Administrator after receipt of a timely filed request for review. The claimant may submit issues and comments in writing, may review pertinent documents and may request a hearing. A decision on review shall be made and furnished in writing to the claimant. The decision shall be made not later than 60 days after receipt of the request for review unless special circumstances, such as a claimant’s request for a hearing, require an extension of time for processing, in which case the time limit shall be not later than 120 days after such receipt. The decision on review shall be furnished to the claimant in writing and shall include the reasons for the decision, with references to the pertinent plan provisions upon which the decision is based.

Page 22-1

Section 23

QUALIFIED DOMESTIC RELATIONS ORDERS

23.1 General. The provisions of this section shall take precedent over any other provisions in the Plan which may be inconsistent with this section.

23.2 Distributions under QDRO. Distributions to an Alternate Payee (as defined in Section 414(p)(8) of the Code) may be made in the manner described herein pursuant to a Qualified Domestic Relations Order (as defined in Section 414(p) of the Code (“QDRO”)).

23.3 Time and Manner of Payment. Distributions may be made to an Alternate Payee pursuant to the terms of a QDRO.

(a) Early Distribution. The time of payment may be as provided herein, even if the time of payment is prior to the “earliest retirement age” as defined under Section 414(p)(4)(B) of the Code, and without regard to whether the Participant has terminated employment with Employer, provided the following conditions are met in the QDRO:

(i) The QDRO specifies distribution at an administratively feasible time which would be permitted under the Plan if the Participant had terminated employment as of the date of the QDRO.

(ii) The amount awarded to the Alternate Payee is credited to a separate account in the name of the Alternate Payee and shall be credited with interest at the local “passbook rate” in effect each year beginning on the date of the decree until the date of distribution. The amount awarded to the Alternate Payee shall be valued as of the Valuation Date immediately preceding the date of the QDRO and shall not be credited with any further contributions, forfeitures, income or loss of the Trust except for crediting of interest as provided herein.

(b) Delayed Distribution. The time of payment of the benefit to an Alternate Payee pursuant to a QDRO which does not comply with the provisions for an early distribution shall be payable no earlier than the “earliest retirement age” as defined in Section 414(p)(4)(B) of the Code.

(c) Payment to the Alternate Payee must be in a form permitted under the Plan, but not in the form of a joint and survivor annuity or in the form of Company Stock. Notice and consent to make a distribution to an Alternate Payee are not required except as may be otherwise provided in the QDRO.

23.4 Procedures. The Administrator shall establish reasonable procedures to determine the qualified status of a QDRO and to administer distributions under a QDRO, including:

Page 23-1

(a) Upon receiving a domestic relations order, the Administrator shall promptly notify the Participant and any Alternate Payee named in the order, in writing, of the receipt of the order and the Plan’s procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Administrator must determine the qualified status of the order and must notify the Participant and each Alternate Payee, in writing, of its determination. The Administrator must provide such notice by mailing the notice to the individual’s address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations.

(b) If any portion of the Participant’s nonforfeitable Account is payable during the period the Administrator is making its determination of the qualified status of the domestic relations order, the Administrator must make a separate accounting of the amounts payable. If the Administrator determines the order is a Qualified Domestic Relations Order within 18 months of the date amounts first are payable following receipt of the order, the Administrator will direct the Trustee to distribute the payable amounts in accordance with the order. If the Administrator does not make its determination of the qualified status of the order within the 18-month determination period, the segregated account shall be returned to the Participant’s Accounts under the Plan and shall be paid at the time and the manner provided under the Plan as if no order had been received by the Plan. If the Administrator later determines that the order is a Qualified Domestic Relations Order, Administrator will apply the order prospectively.

(c) To the extent it is not inconsistent with the provisions of the Qualified Domestic Relations Order, the Administrator may direct the Trustee to invest any partitioned amount in a segregated subaccount or separate account and to invest the account in federally insured, interest-bearing savings account(s) or time deposit(s) (or a combination of both), or in other fixed income investments. A segregated subaccount remains a part of the Trust, but it alone shares in any income it earns, and it alone bears any expense or loss it incurs. The Trustee will make any payments or distributions required under this section by separate benefit check(s) or other separate distribution to the Alternate Payee(s).

Page 23-2

EXECUTION

To record the adoption of this Restated Plan, the Company has caused its appropriate officer to affix its corporate name hereto as of the      day of                     , 2009.

COMPANY:

SOUTH VALLEY BANCORP, INC.

By
President

Page 23-3